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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240
October 5, 2016

Dear Fellow Stockholders:

        You are cordially invited to attend the annual meeting of stockholders of Tuesday Morning Corporation to be held at 8:30 a.m., Central time, on November 16, 2016 at Tuesday Morning Corporation's Headquarters, 6250 LBJ Freeway, Dallas, Texas 75240. At the annual meeting you will be asked to (1) elect seven directors, (2) consider an advisory vote on the compensation of our named executive officers as disclosed in these materials, (3) approve amendments to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan, (4) ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017, and (5) transact such other business as may properly come before the annual meeting or any postponements or adjournments of the annual meeting.

        The formal notice of the annual meeting of stockholders and proxy statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

        Your vote is important. We urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. You may submit your proxy vote by telephone or Internet as described in the following materials or, if you request that proxy materials be mailed to you, also by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. Voting over the Internet, by telephone or by written proxy will ensure that you are represented at the annual meeting if you do not attend in person. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting in accordance with the procedures set forth in the proxy statement.

        Thank you for your continued support of and interest in Tuesday Morning Corporation.

Sincerely,

Steven R. Becker Chief Executive Officer

Terry Burman Chairman of the Board of Directors

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 16, 2016

Dear Stockholders:

        The 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Tuesday Morning Corporation (the "Company") will be held at our corporate headquarters, 6250 LBJ Freeway, Dallas, Texas 75240, on November 16, 2016 at 8:30 a.m., Central time. At the Annual Meeting, our stockholders will be asked to consider and vote on the following matters:

  1.
  Election of seven directors;

  2.
  Advisory approval of the Company's executive compensation;

  3.
  Approval of amendments to the Company's 2014 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan;

  4.
  Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017; and

  5.
  Transaction of any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

        This Notice of Annual Meeting, the Proxy Statement for the Annual Meeting and our Annual Report for fiscal 2016 are being made available to our stockholders on or about October 5, 2016 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

        Only stockholders of record at the close of business on September 22, 2016 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in "street name," you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote these shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, and you complete the legal proxy and present it to us at the Annual Meeting. Stockholders of record may vote over the Internet, by telephone, by mail if you received a printed set of proxy materials or in person at the Annual Meeting.

        Under applicable rules, if you hold your shares in street name, brokers, banks or other nominees will not have discretion to vote these shares on the election of directors and the advisory vote on executive compensation. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

By Order of the Board of Directors,

Bridgett C. Zeterberg Secretary
Dallas, Texas, October 5, 2016

TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held on
Wednesday, November 16, 2016

        This Proxy Statement and the related proxy materials are being made available to stockholders of Tuesday Morning Corporation, a Delaware corporation, on or about October 5, 2016 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive our proxy materials by email or, upon request, in printed form by mail. The Board of Directors of the Company (the "Board of Directors" or the "Board") is soliciting your proxy for the proposals to be presented at the Annual Meeting of Stockholders to be held on November 16, 2016, at 8:30 a.m., Central time, at our corporate headquarters located at 6250 LBJ Freeway, Dallas, Texas 75240, and at any and all adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders and described in more detail in this Proxy Statement.

        The costs of soliciting proxies pursuant to this Proxy Statement will be paid by the Company. Solicitation may be made in person or by telephone, email, mail or facsimile by our directors, officers or employees. The Company has also retained Okapi Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $7,000, plus administrative costs and any other reasonable out-of-pocket disbursements. The Company will bear the expense of preparing and distributing this Proxy Statement and accompanying materials to our stockholders.

        As used in this Proxy Statement, the terms "Tuesday Morning," "Company," "we," "us," and "our" refer to Tuesday Morning Corporation.

Important Notice Regarding Internet Availability

        In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), we may furnish proxy materials, including this Proxy Statement and the Company's 2016 Annual Report to Stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. Based on this practice, most of our stockholders have already received a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions for accessing our proxy materials on a website referred to in the Notice and for requesting to receive printed copies of the proxy materials by mail or electronically by email.

        If you would like to receive a paper or email copy of our proxy materials for our Annual Meeting or for all future meetings, please follow the instructions for requesting such materials included in the Notice. Please note that if you previously requested or consented to delivery of our proxy materials by mail or electronically via email, you did not receive the separate Notice. Instead, we sent you a full set of our proxy materials, which includes instructions for voting on the proposals described in this Proxy Statement. We believe the delivery options that we have chosen allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of such materials and reducing the environmental impact of printing and mailing paper copies.

 PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information

Time and Date:	8:30 a.m., Central time, on Wednesday, November 16, 2016
Place:	Tuesday Morning Corporation 6250 LBJ Freeway Dallas, Texas 75240
Record Date:	September 22, 2016
Voting:	Only stockholders of record at the close of business on September 22, 2016 are entitled to notice of, and to vote at, the Annual Meeting.
How to Vote:
If you are a stockholder of record, you may vote over the Internet, by telephone, by mail if you received a printed set of proxy materials or in person at the Annual Meeting. If you are a beneficial owner of shares of our common stock held in "street name," you may vote in accordance with the instructions you receive from your broker, bank or other nominee (the stockholder of record).
Attending the Annual Meeting:
All stockholders as of the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the stockholder of record) or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Annual Meeting Agenda and Voting Recommendations

Proposal		Board's Voting Recommendation	Page
No. 1.	Election of Directors	"FOR" each director nominee	10
The Company is asking stockholders to elect seven director nominees to the Board. The Board believes that the nominees possess the necessary experience, qualifications, attributes and skills to serve as directors.
No. 2.	Advisory Vote on Executive Compensation	"FOR"	13
The Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these proxy materials.
No. 3.	Approval of Amendments to the Company's 2014 Long-Term Incentive Plan	"FOR"	14
The Company is asking stockholders to approve certain amendments to the Company's 2014 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan.
No. 4.	Ratification of Selection of Independent Registered Public Accounting Firm	"FOR"	27
The Company and the Audit Committee are asking stockholders to ratify the engagement of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.

Board Nominees

        The following table provides summary information about each director nominee.

Name	Age	Director Since	Principal Occupation	Committee Memberships
Terry Burman(1)	70	2013	Retired Chief Executive Officer of Signet Jewelers Limited	Nominating and Governance (Chair)
Steven R. Becker	49	2012	Chief Executive Officer of Tuesday Morning Corporation	N/A
Frank M. Hamlin(2)	48	2014	Former Chief Marketing Officer of GameStop Corp.	Nominating and Governance, Compensation
William Montalto	69	2013	Consultant	N/A
Sherry M. Smith(2)	55	2014	Former Chief Financial Officer and Executive Vice President of Supervalu Inc.	Audit, Compensation (Chair)
Jimmie L. Wade(2)	62	2014	Retired President of Advance Auto Parts, Inc.	Audit, Compensation
Richard S Willis(2)	56	2012	Chief Executive Officer and President of Pharmaca Integrative Pharmacies	Audit (Chair), Nominating and Governance

(1)
Independent Chairman of the Board

(2)
Independent Director

Corporate Governance Highlights

  •
  Five of the seven directors are independent and meet regularly in executive session.

  •
  The roles of Chief Executive Officer and Chairman of the Board are separate.

  •
  Only independent directors are Committee members.

  •
  All directors are elected annually.

  •
  The Board has a robust director nominee selection process.

  •
  The Board has stock ownership guidelines for directors and executive officers.

  •
  The Company has anti-hedging and anti-pledging policies.

  •
  Board, Committee and director performance evaluations are performed annually.

  •
  The Board and Committees are responsible for risk oversight.

  •
  All of our directors attended at least 75% of the meetings of the Board and Committees on which they served during the 2016 fiscal year.

  •
  All of our directors attended the Company's 2015 Annual Meeting of Stockholders.

Financial Highlights

        In fiscal 2016, we made tangible progress on each of our strategic priorities, including real estate, merchandising, marketing, infrastructure and talent. In connection with our real estate initiatives, we relocated 46 stores, expanded 7 stores, opened 16 stores and closed 34 stores. Our revenues benefited from these efforts along with the progress we have made improving our assortment and overall customer experience. We successfully opened our new Phoenix distribution center during the fourth quarter of fiscal 2016 and are currently ramping this facility towards its full capacity. Additionally, we solidified the senior leadership team across key functional areas. Some of our fiscal 2016 business highlights include:

  •
  Record sales of $956.3 million;

  •
  7.8% comparable store sales increase;

  •
  69 new, relocated or expanded stores within the 12-month period; and

  •
  Gross profit increase of $15.2 million to $341.8 million.

Executive Compensation Highlights

        Our compensation program is designed to motivate long-term growth and to hold executives accountable for key annual results year-over-year. The program is designed to reward performance linked to shareholder value and support executive recruitment and engagement. A significant portion of the executives' total direct compensation is based on the Company's performance and improving shareholder value. This philosophy is reflected in the design of both our short-term cash incentive program as well as the long-term equity incentive program. We believe that performance-based compensation and equity compensation better aligns the interests of executives and stockholders.

        Some of the compensation "best practices" we employ in furtherance of our philosophy include:

Compensation Governance—What We Do & What We Don't Do
✓ What We Do	✗ What We Don't Do

✓ Annual "Say on Pay" vote	✗ No formal employment agreements other than the CEO
✓ Pay for performance culture, emphasis on performance-based compensation	✗ No discretionary bonuses paid to permanent NEOs when performance results are below threshold performance
✓ Executive ownership guidelines	✗ No tax gross-up upon change-in-control
✓ Executive retention/holding requirements	✗ No repricing of stock options
✓ Manage compensation risk by using a variety of financial metrics in pay programs and capping payouts	✗ No across-the-board pay increases
✓ Hedging/pledging policies	✗ No formal non-qualified benefits or perquisite programs
✓ Use of independent compensation consultant	✗ No hedging or pledging of stock

        As discussed in Proposal No. 3 below, we are also proposing changes to our equity plan to eliminate certain provisions to make the plan more consistent with investor expectations regarding governance practices.

 ABOUT THE MEETING

Record Date and Shares Entitled to Vote

        The record date for the Annual Meeting is September 22, 2016 (the "Record Date"). Only holders of record of shares of our common stock, par value $0.01 per share (the "Common Stock"), at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 45,097,819 shares of Common Stock were issued and outstanding and the holders thereof are entitled to vote at the Annual Meeting.

Quorum

        In order for any business to be conducted at the Annual Meeting, the holders of at least a majority of the shares of our Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy. Proxies received but marked as abstentions and broker non-votes (which are described below) will be considered present at the Annual Meeting for purposes of determining a quorum at the Annual Meeting. Although it is not expected, if holders of less than a majority of the shares of our Common Stock are present or represented by proxy at the Annual Meeting, we may adjourn and reschedule the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

How to Vote Your Shares

        If you are a stockholder of record, you cannot vote your shares of Common Stock unless you are present at the Annual Meeting or you have previously given your proxy. Written ballots will be provided to anyone who wants to vote in person at the Annual Meeting and is entitled to do so. You can vote by proxy in one of three convenient ways:

  •
  by mail, if you requested and received a printed set of proxy materials, by completing, signing, dating and returning the separate proxy card in the postage-paid self-addressed envelope;

  •
  over the Internet by visiting the website provided in the Notice or provided in the separate proxy card if you have requested and received a printed set of proxy materials, and following the instructions provided; or

  •
  by telephone by calling the toll-free number provided in the Notice or provided in the separate proxy card if you have requested and received a printed set of proxy materials, and following the instructions provided.

        Stockholders of record may vote their shares by telephone or over the Internet 24 hours a day, seven days a week. Telephone and Internet votes must be received by 11:59 p.m. Eastern time on November 15, 2016 and votes by mail must be received on or before November 15, 2016.

        If your shares of Common Stock are held in "street name" by a broker, bank or other nominee, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares in person at the Annual Meeting.

Recommendation of the Board of Directors

        The Board unanimously recommends that you vote (1) "FOR" the election of each of the Company's director nominees, (2) "FOR" the approval, on an advisory basis, of the Company's executive compensation, (3) "FOR" approval of the amendments to the Company's 2014 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan, and (4) "FOR" the ratification of the selection of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for fiscal 2017.

Changing Your Vote

        If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by:

  •
  delivering a signed, written revocation letter, dated later than the proxy, to our Secretary at our corporate headquarters at 6250 LBJ Freeway, Dallas, Texas 75240 no later than November 15, 2016;

  •
  timely mailing another duly executed proxy bearing a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 which is received by Vote Processing prior to the applicable deadline;

  •
  voting at a later time over the Internet or by telephone prior to the applicable deadline, if you previously voted over the Internet or by telephone; or

  •
  attending the Annual Meeting and casting your vote in person. Your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

        If your shares are held in "street name" through a broker, bank or other nominee, you must contact your broker, bank or nominee to receive instructions as to how to revoke your proxy if such instructions have not already been provided to you. In any case, your last properly-received and timely voted proxy or ballot will be the vote that is counted.

Voting by Street Name Holders; Treatment of Routine and Non-Routine Items

        If you are the beneficial owner of shares held in "street name" and do not submit voting instructions to your broker, bank or other nominee, under the applicable rules the broker, bank or other nominee that holds your shares may use its discretion in voting your shares with respect to "routine items" but not with respect to "non-routine items." On non-routine items for which you do not submit voting instructions to your broker, bank or other nominee, these shares will not be voted and will be treated as "broker non-votes." The proposal to ratify the selection of Ernst & Young as our independent registered public accounting firm for fiscal 2017 is considered a routine item and therefore may be voted upon by your broker, bank or other nominee if you do not provide voting instructions on this proposal. However, the election of directors, the advisory vote on executive compensation and the approval of amendments to the Company's 2014 Long-Term Incentive Plan are considered non-routine items. Accordingly, if your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome of these proposals at the Annual Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these matters.

Required Vote

        Assuming the presence of a quorum, the following vote is required for each proposal:

  •
  Election of directors—The nominees for director who receive a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be elected to the Board of Directors. This means the seven nominees who receive the highest number of votes "FOR" his or her election at the Annual Meeting will be elected to the Board. Stockholders may not cumulate their votes in the election of directors. You may only vote "FOR" or "WITHHOLD AUTHORITY" with respect to the election of directors, and as a result, there will not be any abstentions on this proposal. The withholding of authority by a stockholder and broker non-votes will generally have no effect on the outcome of this proposal because only a plurality of votes is required for the election of directors.

  •
  Advisory vote on executive compensation—The approval, on an advisory basis, of the Company's executive compensation requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, abstentions will have the same effect as a vote against this proposal. Shares underlying broker non-votes are not considered to be "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the Company's executive compensation.

  •
  Amendments to the Company's 2014 Long-Term Incentive Plan—The approval of amendments to the Company's 2014 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan, requires the affirmative vote of a majority of the total votes cast on the proposal, in accordance with applicable rule of The NASDAQ Stock Market ("NASDAQ"). Abstentions are considered to be "votes cast" on a proposal, and as a result, abstentions will have the same effect as a vote against this proposal. Broker non-votes are not considered to be "votes cast" on a proposal, and as a result, broker non-votes will generally have no effect on the outcome of this proposal, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of the amendments to the Company's 2014 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan.

  •
  Ratification of the selection of the Company's independent registered public accounting firm—The ratification of the selection by the Audit Committee of the Board (the "Audit Committee") of Ernst & Young as the Company's independent registered public accounting firm for fiscal 2017 requires the affirmative vote of the majority of shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Although SEC regulations and NASDAQ rules require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. Abstentions are considered to be "present" and "entitled to vote" at the Annual Meeting with respect to this proposal, and as a result, abstentions will have the same effect as a vote against this proposal. As discussed above, under applicable rules, brokers, banks and other nominees may use their discretion to vote shares of Common Stock held in "street name" for which voting instructions are not submitted with respect to the ratification of the selection of Ernst & Young, so no broker non-votes are expected for this proposal.

Default Voting

        Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a properly executed proxy does not indicate any voting instructions, the shares of Common Stock represented by such proxy will be voted as follows:

  •
  "FOR" the election of each of the Company's director nominees;

  •
  "FOR" the approval, on an advisory basis, of the Company's executive compensation;

  •
  "FOR" the approval of the amendments to the Company's 2014 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan;

  •
  "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017; and

  •
  at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

        If the Company proposes to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have voting authority in favor of such adjournment. The Board of Directors is not presently aware of any matters other than those stated in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement to be presented for consideration of the Company's stockholders at the Annual Meeting.

Attending the Annual Meeting

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee you will need to bring a legal proxy from your broker, bank or other nominee (the stockholder of record) or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Announcement of Voting Results

        The preliminary voting results are expected to be announced at the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.tuesdaymorning.com, under "Investor Relations—Financial Info—SEC Filings."

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote upon the proposed re-election of each of the seven members of our Board of Directors who are standing for re-election. Pursuant to our Bylaws, the Board has set the number of directors that shall constitute the Board at seven. The Board has nominated Terry Burman, Steven R. Becker, Frank M. Hamlin, William Montalto, Sherry M. Smith, Jimmie L. Wade and Richard S Willis for election as directors of the Company. The seven nominees are currently serving as our directors, and, if they are elected, the nominees will continue to serve until their successors are duly elected and qualified at the next annual meeting of stockholders, or until their earlier death, resignation or removal. Should any nominee become unable or unwilling to accept nomination for election, which is not currently anticipated, the Board may designate a substitute nominee or reduce the number of directors accordingly. The proxy holders will vote for any substitute nominee designated by the Board. Each of the nominees has indicated his or her willingness to serve the full term. The Company did not receive notice from any stockholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the Annual Meeting.

        The following is biographical information about each of the nominees to the Board of Directors, including the specific experience, qualifications, attributes and skills of the nominees that led to the conclusion that each of the nominees should serve as a director of the Company, in light of the Company's business and structure:

        Terry Burman, age 70, has served as a director of Tuesday Morning since February 2013 and has served as Chairman of the Board of the Company since December 2015. Prior to that, Mr. Burman served as Lead Independent Director and a member of the Office of the Chairman from September 2015 to December 2015. From March 2001 to January 2011, Mr. Burman was the Chief Executive Officer of Signet Jewelers Limited ("Signet"), a specialty jewelry retailer. Mr. Burman joined Signet in 1995 as the Chairman and CEO of Sterling Jewelers, Inc., a U.S. division of Signet. Before joining Signet, Mr. Burman held various senior executive positions of increasing responsibility with Barry's Jewelers, Inc., a specialty jewelry retailer, from 1980 to 1995, including President and Chief Executive Officer from 1993 to 1995. Prior to that, Mr. Burman was a partner with Roberts Department Stores, a regional department store chain specializing in apparel. Mr. Burman has served on the board of directors of Abercrombie & Fitch Co., a clothing retailer, since January 2014 and Learning Care Group, the second largest provider of early childhood care and education services in the U.S., since July 2014. Mr. Burman also served on the board of directors of Signet until January 2011. Mr. Burman served on the board of directors of YCC Holdings LLC, a retailer of candles, fragrances and other products, from October 2007 until it was acquired in October 2013, and served as chairman of the board and a director of Zale Corporation, a jewelry retailer, from May 2013 until it was acquired in May 2014. In nominating Mr. Burman to serve as a director of the Company, the Board of Directors considered his extensive executive, financial and management expertise and experience, his experience as a chief executive officer in the retail industry, his significant international management experience, and his general business and financial acumen.

        Steven R. Becker, age 49, has served as a director of Tuesday Morning since July 2012 and was appointed its Chief Executive Officer in December 2015. Prior to becoming CEO of Tuesday Morning, Mr. Becker served as Chairman of the Board of the Company from July 2012 until September 2015 and as Executive Chairman and head of the Office of the Chairman from September 2015 until December 2015. Prior to becoming CEO of Tuesday Morning, Mr. Becker spent 20 years in the investment management industry with a focus on investing in middle market public companies. Mr. Becker has extensive public company board experience having previously served as a board member at a variety of public companies including, Hot Topic, Inc., an apparel retailer, Ruby Tuesday, a national restaurant company, Emcore, a semiconductor producer, Plato Learning, an educational software Company, Pixelworks, a semiconductor producer and Fuel Systems Solutions, a manufacturer of alternative energy systems, among others. Prior to becoming CEO of Tuesday Morning, Mr. Becker was the co-managing partner at Becker Drapkin Asset Management, whose predecessor, Greenway Capital, he founded in 2005. From 1997 to 2004, Mr. Becker was a partner at Special Situations Funds, a New York City-based asset manager. Prior to joining Special Situations Funds, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. Mr. Becker began his career at Manley Fuller Asset Management in New York as a small cap analyst. In nominating Mr. Becker to serve as a director of the Company, the Board of Directors considered his extensive financial experience, in both public and private companies, which provides the Board with valuable expertise in corporate finance, strategic planning, and corporate governance.

        Frank M. Hamlin, age 48, has served as a director of Tuesday Morning since April 2014. From June 2014 to August 26, 2016 Mr. Hamlin served as Chief Marketing Officer of GameStop Corp., a global, multichannel video game, consumer electronics and wireless services retailer. Mr. Hamlin previously served as Executive Vice President and GM, Marketing and E-Commerce of Guitar Center, Inc., a musical instruments retailer, from June 2010 until May 2014, and as Executive Vice President and Chief Operating Officer of E-Miles, LLC, an interactive marketing company, from February 2007 to June 2010. From July 2004 until February 2007, he was Director of Marketing, Central Market Division for H.E. Butt Grocery, a fresh, specialty and prepared foods retailer. Prior to that time, Mr. Hamlin held various positions with Brierley & Partners, E-Rewards, Inc., Arista Records and The Walt Disney Company. In nominating Mr. Hamlin to serve as a director of the Company, the Board of Directors considered the various senior executive-level positions he has held with retail service companies, as well as his extensive experience in marketing, branding strategy and customer engagement.

        William Montalto, age 69, has served as a director of Tuesday Morning since June 2013. Beginning July 1, 2016, Mr. Montalto has served as a consultant to Tuesday Morning pursuant to a consulting agreement, the term of which is scheduled to end on December 31, 2016. Prior to that, from January 1, 2016 through June 30, 2016, Mr. Montalto was an employee of Tuesday Morning in an interim position as Assistant to the Chief Executive Officer to assist in the search and hiring of the Chief Information Officer and Head of Supply Chain. From August 20, 2015 through December 31, 2015, Mr. Montalto served as a consultant to Tuesday Morning. Mr. Montalto served in various positions with Sterling Jewelers, the U.S. division of Signet, a specialty jewelry retailer, from 1986 to 2012. Mr. Montalto served as Executive Vice President and Chief Operating Officer of Sterling Jewelers from 2006 until his retirement in June 2012, and he previously served as Executive Vice President and Chief Administrative Officer of the division from 2002 until 2006 and in various other capacities with the division prior to 2002. Prior to joining Sterling, Mr. Montalto served as a retail management consultant for Coopers & Lybrand (now PricewaterhouseCoopers) from 1980 to 1986, where he led significant systems planning and development consulting engagements for a variety of major retailers. In nominating Mr. Montalto to serve as a director of the Company, the Board of Directors considered his operational expertise and extensive knowledge in all aspects of retailing including information technology, real estate and marketing.

        Sherry M. Smith, age 55, has served as a director of Tuesday Morning since April 2014. Ms. Smith served in various positions with Supervalu Inc., a grocery retailer and food distributor, from 1987 to 2013. Ms. Smith served as Chief Financial Officer and Executive Vice President of Supervalu Inc. from December 2010 until August 2013, and she previously served as Senior Vice President, Finance from 2006 until 2010, Senior Vice President, Finance and Treasurer from 2002 until 2005, and in various other capacities with Supervalu Inc. prior to 2002. Prior to joining Supervalu Inc., Ms. Smith held various positions with McGladrey LLP, a public accounting firm. Ms. Smith has served on the board of directors of Deere & Company, a manufacturer and distributor of agricultural, turf, construction and forestry equipment, since December 2011, and currently serves as a member of the audit committee and finance committee. Ms. Smith has also served on the board of directors of Realogy Holdings Corporation since December 2014, and currently serves on its audit committee. Ms. Smith has served on the board of directors of Piper Jaffrey Corp since January 2016, and currently serves on its compensation and governance committee. Since January 2015, Ms. Smith has served on the Financial Accounting Standards Advisory Council (FASAC), a group that advises the Financial Accounting Standards Board (FASB) on strategic issues, project priorities and other matters. In nominating Ms. Smith to serve as a director of the Company, the Board of Directors considered her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation, strategic planning, and other areas of oversight, and her subject matter knowledge in the areas of finance and accounting and other board experience.

        Jimmie L. Wade, age 62, has served as a director of Tuesday Morning since July 2014. Mr. Wade served on the board of directors and Finance Committee of Advance Auto Parts, Inc., an auto parts distributor ("Advance"), from September 2011 through May 2016 and also provided strategic leadership to the company during that period. Mr. Wade joined Advance in February 1994 and served as President from October 1999 through May 2005 and from January 2009 until December 2011. He also held several other key senior executive roles with Advance at various times including Executive Vice President, from May 2005 to December 2008, and Chief Financial Officer from March 2000 to August 2003. Before joining Advance, Mr. Wade worked for S.H. Heironimus, Inc., a regional department store, as Vice President, Finance and Operations. Earlier in his career, Mr. Wade held positions with American Motor Inns, Inc. and KPMG LLP. Mr. Wade also serves on the board of directors, audit committee, and nominating and governance committee of Lumber Liquidators, Inc., a specialty retailer of hardwood flooring. In nominating Mr. Wade to serve as a director of the Company, the Board of Directors considered his extensive experience as a senior executive and director of leading publicly-traded specialty retailers, and his subject matter knowledge in the areas of finance and accounting.

        Richard S Willis, age 56, has served as a director of Tuesday Morning since July 2012. Since January 2016, Mr. Willis has served as the Chief Executive Officer, President and a Director of Pharmaca Integrative Pharmacies, an innovative retail pharmacy that combines traditional pharmacy services with natural health and beauty products and expert practitioners. From September 2011 through December 2015, Mr. Willis served as the President and Chief Executive Officer of Speed Commerce, Inc. (formerly Navarre Corporation), one of the nation's largest omni channel, pure play, end-to-end e-commerce solution providers. Mr. Willis previously served as the Executive Chairman of Charlotte Russe, a mall-based specialty retailer of fashionable, value-priced apparel and accessories, from January 2011 to September 2011. From 2009 to 2011, Mr. Willis served as President of Shoes for Crews, a seller of slip resistant footwear. From 2003 to 2007, Mr. Willis was President and Chief Executive Officer of Baker & Taylor Corporation, a global distributor of books, DVDs and music. Previously, Mr. Willis served as Chairman, President and Chief Executive Officer of Troll Communications and President and Chief Executive Officer of Bell Sports. Mr. Willis served four terms as Chairman of the Board of Regents at Baylor University where he still serves as a Regent. In nominating Mr. Willis to serve as a director of the Company, the Board of Directors considered his considerable executive leadership experience across multiple industries, including distribution businesses that serve retailers and their suppliers, and his significant expertise in operating businesses and directing transformative plans, including executive level experiences of more than 20 years in retail and manufacturing industries.

        The Board of Directors unanimously recommends that you vote "FOR" the election of each of the Board's nominees.

 PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these materials. This proposal, commonly referred to as a "say on pay" proposal, gives stockholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the Company's compensation program.

        As described in more detail below under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including equity awards that vest over certain time periods and performance-based equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Please read the "Compensation Discussion and Analysis," compensation tables and narrative discussion sections of this Proxy Statement below for additional details about our executive compensation program, including information about the fiscal 2016 compensation of our named executive officers.

        We believe a significant amount of total compensation should be in the form of short-term and long-term incentive awards to align compensation with our financial and operational performance goals as well as individual performance goals. We continually evaluate the individual elements of our executive compensation program in light of market conditions and governance requirements and make changes where appropriate for our business. We believe that the core of our executive compensation program provides opportunities to reward high levels of individual and Company performance and will help drive the creation of sustainable stockholder value.

        In deciding how to vote on this proposal, you are encouraged to consider the Company's executive compensation philosophy and objectives and the elements of the Company's executive compensation program as contained in the "Compensation Discussion and Analysis" section below. The Compensation Committee, which is responsible for determining the compensation of our executive officers, is comprised solely of non-employee directors who satisfy the independence requirements under NASDAQ rules and will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executives to achieve the Company's business strategies and objectives.

        The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

        Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        The Board of Directors unanimously recommends that you vote "FOR" the approval of the compensation of the Company's named executive officers, as disclosed in this Proxy Statement.

 PROPOSAL NO. 3
APPROVAL OF AMENDMENTS TO THE
COMPANY'S 2014 LONG-TERM INCENTIVE PLAN

        On September 22, 2016, our Board of Directors adopted amendments to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan (the "2014 Plan"), subject to stockholder approval at the Annual Meeting, to increase the number of shares of our common stock available for issuance under the 2014 Plan and to make additional amendments to the 2014 Plan as described below. We believe that operation of the 2014 Plan is important in attracting and retaining the services of key employees, key contractors, and outside directors in a competitive labor market, which is essential to our long-term growth and success. It is the judgment of our Board of Directors that the amendments to the 2014 Plan are in the best interests of the Company and its stockholders.

        The 2014 Plan was approved by our stockholders at our 2014 annual meeting of stockholders and became effective on September 16, 2014. The 2014 Plan replaced the Tuesday Morning Corporation 2008 Long-Term Incentive Plan (the "2008 Plan"). Under the 2014 Plan, as initially approved, the maximum number of shares reserved for issuance under the 2014 Plan is 3,600,000 shares plus any awards under the 2008 Plan (i) that were outstanding on September 16, 2014 and, on or after September 16, 2014, are forfeited, expire or are canceled, and (ii) any shares subject to such awards that, on or after September 16, 2014, are used to satisfy the exercise price or tax withholding obligations with respect to such awards (collectively, (i) and (ii) are referred to collectively, as the "2008 Plan Awards", and each individually as a "2008 Plan Award"). In addition, if an award under the 2014 Plan is cancelled, forfeited, or expires, in whole or in part, or if shares subject to such an award are used to satisfy the exercise price or tax withholding obligations with respect to such award, the shares subject to such forfeited, expired, or cancelled award or the shares used to satisfy such exercise price or tax withholding obligations may again be awarded under the 2014 Plan. As of September 22, 2016, there were 1,456,921 shares remaining available for issuance under the 2014 Plan and 4,906,291 shares subject to outstanding awards under the 2008 Plan and the 2014 Plan. If stockholders do not approve the amendments to the 2014 Plan, the amendments will not be given effect, and the 2014 Plan will continue as in effect prior to amendment.

        In addition to requesting stockholder approval of the amendments to the 2014 Plan (including the additional shares being reserved for issuance), we also are requesting that our stockholders reapprove the material terms of the performance goals contained in the 2014 Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Section 162(m) of the tax code, as discussed under "Description of the Amended 2014 Plan—Performance Awards" and "—Performance Goals" below. For purposes of Section 162(m), the material terms of the performance goals for awards granted under the 2014 Plan include: (i) the employees eligible to receive compensation; (ii) the description of the business measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed in this Proposal No. 3, and stockholder approval of this Proposal No. 3 constitutes reapproval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements.

Summary of Key Amendments

        If approved, the amendments would make the following changes to the 2014 Plan, as described in more detail under "Description of the Amended 2014 Plan" below:

Increase in Authorized Shares	The amendments would increase the number of shares authorized for issuance under the 2014 Plan by 2,500,000 shares.
Remove Liberal Share Recycling Provision for 2014 Plan Awards

The amendments would provide that shares surrendered in payment of the exercise price of an award granted pursuant to the 2014 Plan or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the vesting or exercise of an award granted pursuant to the 2014 Plan would be counted against the maximum number of shares authorized for issuance under the 2014 Plan.

Reduce the Number of Shares Exempt from Minimum Vesting

The amendments would reduce the number of shares of our common stock that may be delivered pursuant to awards under the 2014 Plan that are exempt from minimum vesting requirements from 10% to 5% and require that the vesting of any stock option award may not occur sooner than one year following the date of grant, or if earlier, the participant's death, total and permanent disability, retirement or, in the two-year period following a change in control, if the participant is terminated without cause or a participant terminates his or her service for good reason.

Eliminate Board Discretion to Accelerate Vesting of Awards Upon a Change in Control

The amendments would eliminate the Board's discretion to accelerate the vesting of outstanding and unvested awards upon a change of control and require a "double-trigger" for vesting whereby such awards would only accelerate in full if a participant is terminated without cause or a participant terminates his or her service for good reason on or within two years after a change in control. In connection with the cash-out of awards in a change of control where the acquirer or surviving or resulting corporation does not agree to assume such awards, the Board may cancel unvested portions of such awards for no consideration unless otherwise determined by the Board.

Include a Robust Clawback Policy

The amendments would allow the Company to recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, if any, approved by the Board from time to time.

Additional Changes	The amendments would also include several non-material changes to the 2014 Plan to be consistent with investor expectations regarding governance practices.

        The Board believes that these changes, in addition to the existing provisions in the 2014 Plan, will better serve the interests of our stockholders, support effective governance and further demonstrate reasonable use of the shares.

Background and Determination of Share Amounts

        The following factors, among others, were taken into account by our Board of Directors in approving the increase in the number of shares available for issuance under the 2014 Plan as proposed in the amendments to the 2014 Plan: our historical burn rate under our stockholder-approved equity plans; the number of shares remaining available under the 2014 Plan for future awards; the number of outstanding unvested and unexercised equity awards; potential dilution resulting from the proposed increase in shares available under the amended 2014 Plan; and the potential shareholder value transfer resulting from the proposed increase.

        In setting the number of proposed additional shares issuable under the 2014 Plan under the proposed amendments, our Board of Directors also considered the following annual share usage under our equity compensation program for fiscal 2014-2016 as follows:

	Fiscal 2016	Fiscal 2015	Fiscal 2014	Average
Options Granted	2,500,000	375,000	1,221,000	1,365,333
Restricted Stock Granted—Full Value Awards at 1.5:1*	1,303,500	453,000	451,500	736,000
Total Shares Granted	3,803,500	828,000	1,672,500	2,101,333
Weighted Average Common Shares Outstanding	43,705,371	43,506,054	42,728,583	43,313,336
Burn Rate—Annual Usage**	8.70%	1.90%	3.91%	4.84%

*
The number of shares subject to restricted stock awards in the table equals the actual number of shares subject to such awards multiplied by 1.5.

**
Represents Total Shares Granted divided by Weighted Average Common Stock Outstanding.

        The historical amounts shown above are not necessarily indicative of the shares that might be awarded in fiscal 2017 and beyond, including under the 2014 Plan.

        If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the increase of 2,500,000 additional shares available for issuance if the amendments to the 2014 Plan are approved, will be sufficient for awards for at least four years. While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our long-term equity incentive program and forfeitures of outstanding awards.

        As of September 22, 2016, we had approximately 5,147,305 shares of common stock subject to outstanding equity awards. The 5,147,305 shares are comprised of 1,224,427 shares subject to full value awards (1,026,463 restricted shares plus 197,964 shares subject to performance awards) plus 3,922,878 shares subject to outstanding stock options (2,835,092 stock options plus 1,087,786 performance options). The 5,147,305 shares comprise 11.41% of the Company's weighted average common shares outstanding. The increase of 2,500,000 additional shares available for issuance under the 2014 Plan as proposed by the amendments, together with the 1,456,921 remaining shares available for issuance under the 2014 Plan, would increase the fully diluted overhang percentage by an additional 8.77% to approximately 20.18%.

        Additional information in respect of price, term and overhang by equity grant award type currently outstanding, as of September 22, 2016, is included in the following table:

	Options	Restricted Shares
Weighted Average Exercise Price/Grant Date Fair Value*	$7.55	$7.71
Weighted Average Remaining Recognition Period	2.65 years	2.96 years
Overhang of Currently Outstanding Awards	8.70%	2.71%

*
Represents the weighted average grant date exercise price for options and weighted average grant date fair value for restricted shares.

        In its determination to recommend that the Board approve the amendments to the 2014 Plan, the Compensation Committee reviewed the analysis prepared by Korn Ferry Hay Group, an independent compensation consultant, which included the foregoing burn rate, dilution and overhang metrics, as well as peer group market practices and trends, and the cost of the amended 2014 Plan.

Description of the Amended 2014 Plan

        The following is a brief description of the 2014 Plan, as proposed to be amended. A composite copy of the 2014 Plan, as proposed to be amended as described herein, is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the amended 2014 Plan. All references to the 2014 Plan in the following description refer to the 2014 Plan, as proposed to be amended.

        Purpose.    The purpose of the 2014 Plan is to enable the Company to remain competitive and innovative in our ability to attract and retain the services of key employees, key contractors, and outside directors. The 2014 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock, or a combination of cash and shares of common stock. The 2014 Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of employees, contractors, and outside directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws.

        Effective Date and Expiration.    The 2014 Plan became effective on September 16, 2014 and will terminate on September 15, 2024. No award may be made under the 2014 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

        Share Authorization.    Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2014 Plan is the sum of (i) 6,100,000 shares plus (ii) any 2008 Awards (as described above). One hundred percent (100%) of the shares authorized for issuance under the 2014 Plan may be delivered pursuant to incentive stock options. Subject to certain adjustments, the maximum number of the shares of common stock with respect to which stock options or stock appreciation rights may be granted to any officer of the Company subject to Section 16 of the Securities Exchange Act of 1934 or a "covered employee" as defined in Section 162(m)(3) of the Code during any calendar year is 1,000,000 shares. In addition, to the extent Section 162(m) of the Code applies to awards granted under the 2014 Plan and we intend to comply with Section 162(m) of the Code, no participant may receive in any calendar year performance-based awards with an aggregate value of more than $5,000,000 (based on the fair market value of shares of the common stock at the time of the grant of the performance-based award). The 2014 Plan also provides that no more than 5% of the shares of common stock that may be issued pursuant to an award of stock options or a Full Value Award (as defined below) under the 2014 Plan may be designated as "Exempt Shares" (as defined in the 2014 Plan). The Committee has greater flexibility to accelerate the vesting for shares designated as Exempt Shares.

        Shares to be issued may be made available from authorized but unissued shares of common stock, shares held by the Company in its treasury, or shares purchased by the Company on the open market or otherwise. During the term of the 2014 Plan, we will at all times reserve and keep enough shares available to satisfy the requirements of the 2014 Plan. If an award under the 2014 Plan or a 2008 Plan Award is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award may again be awarded under the 2014 Plan. Awards that may be satisfied either by the issuance of common stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the 2014 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. An award will not reduce the number of shares that may be issued pursuant to the 2014 Plan if the settlement of the award will not require the issuance of shares, as, for example, a stock appreciation right that can be satisfied only by the payment of cash. Under the proposed amendments, shares otherwise deliverable pursuant to an award granted under the 2014 Plan that are withheld upon exercise or vesting of such award for purposes of paying the exercise price or tax withholdings with respect to an award granted under the 2014 Plan shall be treated as delivered to the participant and shall be counted against the maximum number of shares that may be issued under the 2014 Plan. Only shares forfeited back to the Company or shares cancelled on account of termination, expiration, or lapse of an award shall again be available for grant of incentive stock options under the 2014 Plan, but shall not increase the maximum number of shares described above as the maximum number of shares that may be delivered pursuant to incentive stock options.

        Administration.    The 2014 Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Committee") consisting of two or more members. At any time if there is no Committee to administer the 2014 Plan, any reference to the Committee is a reference to our Board of Directors. The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the 2014 Plan and award agreements granted thereunder, establish and revise rules and regulations relating to the 2014 Plan and make any other determinations that it believes necessary for the administration of the 2014 Plan. To assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the 2014 Plan as the Committee determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the 2014 Plan in a foreign country will not affect the terms of the 2014 Plan for any other country. The Committee may delegate certain duties to one or more officers of the Company as provided in the 2014 Plan.

        Eligibility.    Employees (including any employee who is also a director or an officer), contractors, and outside directors of the Company whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2014 Plan. As of September 22, 2016, there were approximately 137 employees, seven directors, and no contractors who would be eligible for awards under the 2014 Plan.

        Stock Options.    The Committee may grant either incentive stock options ("ISOs") qualifying under Section 422 of the Code or nonqualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock options may not be granted with an option price less than 100% of the fair market value of a share of common stock on the date the stock option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the

Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a share of common stock on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding ten years.

        Recipients of stock options may pay the option price (i) in cash, check, bank draft, or money order payable to the order of the Company; (ii) by delivering to us shares of common stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option price and that the participant has not acquired from us within six months prior to the exercise date; (iii) by delivering to us or our designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to us, to sell certain of the shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to us the amount of sale or loan proceeds necessary to pay the purchase price; and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

        Stock Appreciation Rights.    The Committee is authorized to grant stock appreciation rights ("SARs") as a stand-alone award, or freestanding SARs, or in conjunction with options granted under the 2014 Plan, or tandem SARs. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant. The grant price of a SAR cannot be less than 100% of the fair market value of a share on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding ten years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

        Restricted Stock Awards and Restricted Stock Units.    The Committee is authorized to grant restricted stock awards and restricted stock units. Restricted stock awards consist of shares of common stock that may not be sold, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period as specified by the Committee. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock awards or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with us, the passage of time, or other restrictions and conditions. The value of the restricted stock units may be paid in shares, cash, or a combination of both, as determined by the Committee.

        Dividend Equivalent Rights.    The Committee is authorized to grant a dividend equivalent right to any participant either as a component of another award or as a separate award, conferring on participants the right to receive cash or shares of common stock equal in value to dividends paid on a specific number of shares or other periodic payments. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares. Any such reinvestment shall be at the fair market value at the time thereof. A dividend equivalent right may be settled in cash, shares, or a combination thereof.

        Performance Awards.    The Committee may grant performance awards payable in cash, shares of common stock, a combination thereof, or other consideration at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2014 Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. To the extent we determine that Section 162(m) of the Code shall apply to a performance award granted under the 2014 Plan, it is our intent that performance awards constitute "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder. Further, if complying with Section 162(m) of the Code, no participant may receive awards in any calendar year which have an aggregate value of more than $5,000,000, and if such awards involve the issuance of common stock, the aggregate value shall be based on the fair market value of such shares on the date of grant of such awards. In certain circumstances, the Committee may, in its discretion, determine that the amount payable with respect to certain performance awards will be reduced from the amount of any potential awards. However, the Committee may not, in any event, increase the amount of compensation payable to an individual upon the attainment of a performance goal intended to satisfy the requirements of Section 162(m) of the Code. With respect to a performance award that is not intended to satisfy the requirements of Section 162(m) of the Code, if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in our business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

        Performance Goals.    Awards of restricted stock, restricted stock units, and performance awards under the 2014 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more, or any combination of, the following criteria ("Performance Criteria"): comparable store sales; cash flow; cost; revenues; revenue ratios (per employee or per customer); sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; cash return on capitalization; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); earnings per share growth; operating income; net income; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; return on capital compared to cost of capital; return on invested capital; cash flow from operations; net cash flow before financing activities; cost reductions; cost ratios (per employee or per customer); free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company's Common Stock; return on assets, equity or stockholders' equity; market share; inventory levels, inventory turn or shrinkage; inventory charge; total return to stockholders; project completion time and budget goals; customer growth; total market value; dividend payout; or dividend growth. Any Performance Criteria may be used to measure our performance as a whole or any business unit of the Company and may be measured relative to a peer Company or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual, and/or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; (iv) the effect of a merger or acquisition, as identified in our quarterly, periodic, and annual earnings releases; or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with our financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

        Other Awards.    The Committee may grant other forms of awards payable in cash or shares if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2014 Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

        Repricing of Stock Options or SARs Not Permitted.    The Committee may not "reprice" any stock option or SAR. For purposes of the 2014 Plan, "reprice" means any of the following or any other action that has the same effect as any of the following: (i) amending a stock option or SAR award to reduce its exercise price or base price; (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a share of common stock in exchange for cash or a stock option, SAR, award of restricted stock, or other equity award; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing shall prevent the Committee from (x) making adjustments to awards upon changes in capitalization; (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization; or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2014 Plan.

        Vesting, Forfeiture, Assignment.    The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the 2014 Plan. Under the proposed amendments, stock options may not vest earlier than one year after the date of grant. "Full Value Awards" (i.e., restricted stock or restricted stock units) that constitute performance awards must vest no earlier than one year after the date of grant, and Full Value Awards that constitute "Tenure Awards" (as defined in the 2014 Plan) must vest no earlier than over the three-year period commencing on the date of grant. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting or waive any applicable restriction period for stock options and Full Value Awards, provided that the shares of common stock subject to such awards shall be "Exempt Shares" (as defined in the 2014 Plan), unless such acceleration or waiver occurs by reason of the participant's death, disability or retirement, or upon the participant's termination of service by the Company without cause or by the participant for good reason on or within two years after the occurrence of a change in control. The number of Exempt Shares is limited to 5% of the number of shares available for issuance under the 2014 Plan.

        The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including, without limitation, terms requiring forfeiture of awards in the event of a participant's termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant's termination of service during the applicable restriction period.

        Awards granted under the 2014 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of an award (other than an incentive stock option) to (i) the spouse, former spouse, or lineal descendants of the participant ("Family

Members"); (ii) a trust or trusts for the exclusive benefit of such Family Members; (iii) a partnership in which the only partners are (1) such Family Members and/or (2) entities which are controlled by Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.

        Adjustments Upon Changes in Capitalization.    In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event: (i) the number of shares and type of common stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of common stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of common stock (or other securities or property) specified as the annual per-participant limitation under the 2014 Plan; (iv) the option price of each outstanding award; (v) the amount, if any, we pay for forfeited shares in accordance with the terms of the 2014 Plan; and (vi) the number of or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the 2014 Plan to the end that the same proportion of our issued and outstanding shares common stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided however, that the number of shares of common stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2014 Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.

        Amendment or Discontinuance of the 2014 Plan.    The Board of Directors may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2014 Plan in whole or in part, except, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the common stock is listed or traded, or (ii) in order for the 2014 Plan and incentives awarded under the 2014 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment is approved by the requisite vote of our stockholders entitled to vote thereon. Any amendments made shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding awards theretofore granted under the 2014 Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the 2014 Plan, the holder of any award outstanding under the 2014 Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any award agreement relating thereto. Notwithstanding anything contained in the 2014 Plan to the contrary, unless required by law, no action regarding amendment or discontinuance of the 2014 Plan shall adversely affect any rights of participants or obligations of the Company to participants with respect to any awards granted under the 2014 Plan without the consent of the affected participant.

        Recoupment for Restatements.    The Company may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, if any, approved by the Board from time to time.

Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2014 Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation. All references to the 2014 Plan in the following summary refer to the 2014 Plan, as amended.

        Law Affecting Deferred Compensation.    In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

        Incentive Stock Options.    A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant's ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant's particular tax status.

        The tax treatment of any shares acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to two years after the date the ISO was granted or one year after the shares were transferred to the participant (referred to as the "Holding Period"). If a participant disposes of shares acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

        If the participant disposes of shares acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a "disqualifying disposition." If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the ISO's exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the "disqualifying disposition" occurs. The participant's basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such "disqualifying disposition." In addition, the amount received in such "disqualifying disposition" over the participant's increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an ISO is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the "disqualifying disposition" over the basis of the shares.

        Nonqualified Stock Options.    A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant's tax basis for the shares acquired under a nonqualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant's income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

        Special Rule if Option Price is Paid for in Shares.    If a participant pays the option price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant's tax basis and holding period for these shares received will be equal to the participant's tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares' fair market value. The participant's tax basis in such shares will be equal to their fair market value on the date of exercise, and the participant's holding period for such shares will begin on the date of exercise.

        If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant's tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

        Restricted Stock Awards.    A participant who receives a grant of restricted stock awards generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock awards at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock awards may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of the sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant's tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

        Stock Appreciation Rights.    Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. However, upon the exercise of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

        Other Awards.    In the case of an award of restricted stock units, performance awards, dividend equivalent rights, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

        Federal Tax Withholding.    Any ordinary income realized by a participant upon the exercise of an award under the 2014 Plan is subject to withholding of federal, state, and local income tax and to withholding of the participant's share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to the registration of the shares in the participant's name or, if requested by the participant in writing in accordance with the terms of the 2014 Plan, to the delivery of any certificate for shares of common stock, the participant remit to us an amount sufficient to satisfy the withholding requirements. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the participant to the company of shares of common stock that the participant has not acquired from the Company within six months prior to the date of exercise, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (iii) if the Company, in its sole discretion, so consents in writing, the Company's withholding of a number of shares to be delivered upon the exercise of a stock option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding obligations of the Company; or (iv) any combination of (i), (ii), or (iii). Withholding does not represent an increase in the participant's total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant's tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

        Tax Consequences to the Company.    To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

        Million Dollar Deduction Limit and Other Tax Matters.    We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent that we determine that Section 162(m) of the Code will apply to any awards granted pursuant to the 2014 Plan, we intend that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation. Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

        If an individual's rights under the 2014 Plan are accelerated as a result of a change in control and the individual is a "disqualified individual" under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by us of a compensation deduction.

Other Information

        The market value of our common stock is $5.95 per share based on the closing price of our common stock on September 22, 2016.

        The following persons and groups have received grants of stock options to purchase the following number of shares under the 2014 Plan since its inception through September 22, 2016: (a) the Named Executive Officers, Steven R. Becker—options to purchase 1,631,679 shares, Stacie Shirley—options to purchase 102,203 shares, Melissa Phillips—options to purchase 298,236 shares, Phillip D. Hixon—options to purchase 167,725 shares, Kelley J. Munsch—options to purchase 48,395 shares, R. Michael Rouleau—options to purchase 312,311 shares, Jeffrey N. Boyer—options to purchase 52,299 shares; (b) all current executive officers as a group (four persons)—options to purchase 2,199,843 shares; (c) all current directors who are not executive officers as a group (six persons)—options to purchase no shares; and (d) all employees, including all current officers who are not executive officers, as a group—options to purchase 2,048,158 shares. The amounts shown include shares subject to options that may have been forfeited in whole or in part.

New Plan Benefits

        The Committee has not made any grants of awards under the 2014 Plan that are conditioned upon stockholder approval of the proposed amendments to the 2014 Plan. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2014 Plan, as amended, because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee.

        The Board of Directors unanimously recommends a vote "FOR" approval of the amendments to the Company's 2014 Long-Term Incentive Plan.

 PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On September 21, 2016, the Audit Committee selected Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017. Although SEC regulations and the NASDAQ listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the Company's stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of Ernst & Young as the Company's independent registered public accounting firm without the approval of the Company's stockholders if the Audit Committee deems termination to be necessary or appropriate. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that you vote "FOR" the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.

 CORPORATE GOVERNANCE

Director Nomination

        The Nominating and Governance Committee of the Board of Directors is responsible for providing oversight as to the identification, selection and qualification of candidates to serve as directors of the Company and will recommend to the Board candidates for election or re-election as directors (or to fill any vacancies on the Board). The members of the Nominating and Governance Committee are Terry Burman, as Chair, Frank M. Hamlin and Richard S Willis. Each of the members of the Nominating and Governance Committee is an independent director under applicable NASDAQ rules. The Nominating and Governance Committee Charter is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        In identifying and evaluating nominees for director, the Nominating and Governance Committee will take into account the following attributes and qualifications: (1) relevant knowledge and mix of background and experience; (2) personal and professional ethics, integrity and professionalism; (3) accomplishments in their respective fields; (4) the skills and expertise to make a significant contribution to the Board, the Company and its stockholders; and (5) whether the candidate has any of the following qualities: financial expertise, general knowledge of the retail industry, and Chief Executive Officer, Chief Financial Officer or other senior management experience. In addition, although the Nominating and Governance Committee does not have a formal diversity policy in place for the director nomination process, diversity is an important factor in the Nominating and Governance Committee's consideration and assessment of a candidate, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time. In addition, no person may be considered as a candidate for nomination as a director of the Company if (i) during the last ten years, that person, or any of his or her affiliates, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or is currently under investigation for same or (ii) during the last ten years, that person, or any of his or her affiliates, was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which that person, or any of his or her affiliates, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws on finding any violation with respect to such laws, or is currently under investigation for same. In addition, the Nominating and Governance Committee will recommend to the Board candidates for re-election as directors. The Nominating and Governance Committee may conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates. There are no specific or minimum qualities a candidate must have to be recommended as a director nominee by the Nominating and Governance Committee.

        The process for evaluating candidates is the same regardless of the source of the recommendation. The Nominating and Governance Committee will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. In addition to those candidates identified through its own internal processes, the Nominating and Governance Committee will evaluate a candidate proposed by any single stockholder (or group of stockholders) that beneficially owns our Common Stock provided that the information regarding the potential candidate or candidates has been timely given to the Company. In order to be considered by the Nominating and Governance Committee for evaluation for an upcoming annual meeting of stockholders, a notice from a stockholder regarding a potential candidate must be sent to the Company's Secretary at the Company's headquarters by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for notice of the intention to nominate directors at the meeting. The notice should set forth

(a) as to each person whom the stockholder proposes as a potential candidate for director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder of record, as they appear on the Company's books, of the beneficial owners, if any, and, if such stockholder or beneficial owner is an entity, the persons controlling such entity, proposing such nomination, (ii) the class and number of shares of the Company which are held of record and beneficially by such stockholder and control persons and a description of certain agreements, arrangements or understandings among the stockholder, beneficial owners or control persons (and a representation to notify the Company of any such agreements, arrangements or understandings in effect as of the record date of the meeting), (iii) a representation that the stockholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy, and (iv) a representation whether the stockholder or the beneficial owner or control person, if any, will engage in a solicitation with respect to the nomination and, if so, certain information concerning the solicitation. All candidates (whether identified internally or by a stockholder) who, after evaluation and recommendation by the Nominating and Governance Committee, are then nominated by the Board will be included as the Board's recommended slate of director nominees in the Company's proxy statement.

        In addition to submitting potential candidates for consideration by the Nominating and Governance Committee, any stockholder of the Company may nominate one or more individuals for election as a director of the Company at an annual meeting of stockholders if the stockholder sends a notice to the Company's Secretary at the Company's headquarters, in the form specified in the Bylaws, by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for nomination of directors. The procedures described in the prior paragraph are meant to establish an additional means by which certain stockholders can have access to the Company's process for identifying and evaluating Board candidates and is not meant to replace or limit stockholders' general nomination rights in any way.

Director Independence

        NASDAQ listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company which would interfere with the exercise of independent judgment in carrying out of his or her responsibilities as a director. Based on the independence standards prescribed by NASDAQ, our Board has affirmatively determined that five of the seven directors are independent. Mr. Becker is not independent due to his relationship with the Company as Chief Executive Officer. The Board determined that Mr. Montalto is not independent due to the services that he has provided since August 2015, and is providing, to the Company in various capacities. In determining that Mr. Burman is independent, our Board considered his prior service as a member and Vice Chairman of the Office of the Chairman as described below, and determined that such service would not interfere with his independence because he received no compensation for such service, served only in an advisory role and did not perform any management or executive functions. As prescribed by NASDAQ rules, the independent directors have regularly scheduled meetings without management present.

Independent Chairman of the Board

        The Company had different individuals serving as its Chief Executive Officer and Chairman of the Board from 2000 until September 2015 and, effective December 2015, reestablished the separation of these roles. In connection with the retirement of the Company's Chief Executive Officer in September 2015, the Board appointed Mr. Becker, the then-serving Chairman of the Board, to serve as Executive Chairman of the Company, in which role Mr. Becker continued his duties as Chairman of the Board and also served as the interim principal executive officer of the Company. In September 2015, the Board also created a new Office of the Chairman to provide oversight to the Company's strategic initiatives until the Board hired a new Chief Executive Officer. The Office of Chairman was led by Mr. Becker, as Executive Chairman, and included Mr. Burman as Vice Chairman, Melissa Phillips, in her capacity as the Company's President and Chief Operating Officer, and Phillip Hixon, in his capacity as the Company's Executive Vice President, Store Operations. At the same time, the Board also appointed Mr. Burman to serve as Lead Independent Director. The Board determined that this leadership structure was appropriate and in the best interests of the Company and its stockholders at that time because it provided strong executive leadership through the Executive Chairman together with independent leadership of the independent directors through the Lead Independent Director.

        In December 2015, the Board appointed Mr. Becker as the Company's new Chief Executive Officer and eliminated the office of Executive Chairman and dissolved the Office of Chairman. The Board also appointed Mr. Burman as independent Chairman of the Board and eliminated the position of Lead Independent Director. The separation of the roles of Chairman of the Board and Chief Executive Officer is designed to allow our Chief Executive Officer, Mr. Becker, to focus on the day-to-day management of the Company's business and our independent Chairman of the Board, Mr. Burman, to focus on the continued development of a high-performing Board, including (1) ensuring the Board remains focused on the Company's long-term strategic plans, (2) developing Board agendas, (3) working with Company management to ensure the Board has timely and adequate information, (4) coordinating Board committee activities, (5) supporting the Chief Executive Officer and (6) ensuring effective stakeholder communications. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board's oversight responsibilities continue to grow. The Board believes, due to the continued leadership and experience provided by these two individuals, that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Board of Directors' Role in Risk Oversight

        Our Company, like others, faces a variety of enterprise risks, including credit risk, liquidity risk and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company's risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company's risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

        The Board of Directors oversees the Company's policies with respect to risk assessment and risk management, as well as major risk exposures and the process used to manage those exposures. Accordingly, the Board of Directors periodically reviews the risks associated with the various departments within the Company, in addition to its other duties. The Board of Directors receives information from Board committees, management and advisors regarding the Company's risk management process and system, the nature of the material risks the Company faces and the adequacy of the Company's policies and procedures designed to respond to and mitigate these risks.

Communication with the Board of Directors

        Stockholders may communicate with one or more members of the Board in writing by regular mail. The following address may be used by stockholders who wish to send such communications:

  Board of Directors
  c/o Secretary
  Tuesday Morning Corporation
  6250 LBJ Freeway
  Dallas, Texas 75240

        Such communication should be clearly marked "Stockholder-Board Communication." The communication must indicate whether it is meant to be distributed to the entire Board, a specific committee of the Board or to specific members of the Board, and must state the number of shares beneficially owned by the stockholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit such stockholder's correspondence to the Chairman of the Board (on behalf of the Board) or to any specific committee, director or directors to whom the correspondence is directed.

Code of Business Conduct

        We have adopted a "Code of Business Conduct" that establishes the business conduct to be followed by all of our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Senior Financial Officers"), and all of our employees and members of our Board and embodies the Company's principles and practices relating to the ethical conduct of the Company's business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company's business. Amendments to and waivers from the Code of Conduct with respect to the Senior Financial Officers will be posted on our website within four business days after approval by the Board. Any waiver from the Code of Conduct with respect to our Senior Financial Officers requires approval by the Board. There were no waivers from the Code of Conduct with respect to the Senior Financial Officers during the fiscal year ended June 30, 2016. The Code of Conduct is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents".

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholder's meetings. During the fiscal year ended June 30, 2016, the Board of Directors held 14 meetings. Each of our directors attended 75% or more of the Board and committee meetings held during the fiscal year (or portion of the fiscal year during which he or she served as a director or committee member). Directors are encouraged to attend the Company's annual meeting of stockholders. All of the directors attended the Company's 2015 Annual Meeting of Stockholders meeting held on December 9, 2015.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

        The Audit Committee has three members and met eight times during the fiscal year ended June 30, 2016. The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and satisfy the SEC requirements relating to the independence of audit committee members. The Board has determined that all the members of the Audit Committee have the ability to read and understand fundamental financial statements.

        The Audit Committee is currently comprised of Richard S Willis, as Chair, Sherry M. Smith and Jimmie L. Wade. The Board of Directors has determined that Messrs. Willis and Wade and Ms. Smith each qualify as an "audit committee financial expert" as defined by applicable SEC rules and has designated each as the Company's audit committee financial expert. The Board has adopted a charter for the Audit Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Audit Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Audit Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  establish policies and procedures for reviewing and approving the appointment, compensation, retention and oversight of our independent registered public accounting firm;

  •
  review and discuss with our independent registered public accounting firm, internal auditors and management the adequacy and effectiveness of the Company's system of internal controls;

  •
  review the scope and results of our independent registered public accounting firm's audit of the Company's annual financial statements, accompanying footnotes and audit report;

  •
  pre-approve all audit and permissible non-audit fees;

  •
  review and discuss with management and the registered independent public accounting firm of the Company the annual and quarterly consolidated financial statements of the Company and related disclosures;

  •
  review and discuss with management and the registered independent public accounting firm of the Company significant issues regarding accounting principles and financial statement presentations;

  •
  review, approve and ratify related party transactions; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Audit Committee has authority under its charter to retain any independent counsel, experts or advisors (accounting, financial, legal or otherwise) that the Audit Committee believes to be necessary or appropriate to assist in the fulfillment of its responsibilities. At each meeting, the Audit Committee meets in executive session in which only independent directors are present. The Audit Committee also meets independently with the Company's independent registered public accounting firm.

Compensation Committee

        The Compensation Committee has three members and met sixteen times during the fiscal year ended June 30, 2016. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Compensation Committee is currently comprised of Sherry M. Smith, as Chair, Frank M. Hamlin and Jimmie L. Wade. The Board adopted a charter for the Compensation Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Compensation Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  review and approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine the compensation of our Chief Executive Officer based on this evaluation;

  •
  review and approve compensation and incentive arrangements (including any employment or severance agreements) for the executive officers of the Company;

  •
  review and assess the results of any stockholder advisory vote with respect to the Company's executive compensation;

  •
  administer the Company's equity incentive plans, including the review and grant of stock options and other equity incentive grants to directors, executive officers and other key employees of the Company; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Compensation Committee also oversees the Company's stock ownership guidelines for non-employee directors and certain executive officers.

        Compensation Committee meetings have been regularly attended by the Chief Executive Officer. At each meeting, the Compensation Committee meets in an executive session in which only independent directors are present. None of the executive officers are present during voting or deliberations on his or her compensation.

        The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. See "Executive Compensation—Compensation Discussion and Analysis—How Compensation Decisions Are Made—The Role of the Executive Compensation Consultant " below for more information regarding the role of the compensation consultant utilized by the Compensation Committee. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee conducts an independence assessment of such advisor pursuant to NASDAQ rules and federal securities laws and regulations, but the Compensation Committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment. The Compensation Committee also reviews and discusses with the appropriate officers of the Company any disclosures required under federal securities laws and regulations regarding conflicts of interest with respect to such advisors.

Nominating and Governance Committee

        The Nominating and Governance Committee has three members and met four times during the fiscal year ended June 30, 2016. The Nominating and Governance Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to applicable NASDAQ rules.

        The Nominating and Governance Committee is currently comprised of Terry Burman, as Chair, Frank M. Hamlin and Richard S Willis. The Board adopted a charter for the Nominating and Governance Committee, which is available on the Company's website at www.tuesdaymorning.com under "Investor Relations—Corporate Governance—Corporate Governance Documents." The Nominating and Governance Committee Charter is also available in print to any stockholder who requests a copy from the Secretary of the Company at 6250 LBJ Freeway, Dallas, Texas 75240.

        The Nominating and Governance Committee's responsibilities, which are discussed in detail in its charter include, among other things, the duty and responsibility to:

  •
  evaluate and recommend to the Board from time to time as to changes that the Nominating and Governance Committee believes to be necessary, appropriate or desirable with respect to the size, composition, and functional needs of the Board;

  •
  periodically review the Company's Certificate of Incorporation and Bylaws and make recommendations to the Board as they relate to corporate governance matters;

  •
  develop and recommend to the Board specific guidelines and criteria for screening and selecting nominees to the Board, including any director nominations submitted by the Company's stockholders;

  •
  provide oversight as to the identification, selection, and qualification of candidates for the Board, including interviewing and evaluating new candidates for the Board;

  •
  recommend to the Board candidates for election or re-election as directors or to fill any vacancies on the Board;

  •
  recommend to the Board candidates for appointment to the standing committees of the Board in accordance with the policies and principles in such committees' charters and taking into consideration such other factors as it deems necessary, appropriate or desirable;

  •
  oversee and approve the management continuity planning process and make recommendations to the Board regarding CEO and other executive officer succession;

  •
  periodically review and assess the Company's corporate governance principles and make recommendations to the Board for changes as deemed necessary, appropriate or desirable; and

  •
  perform other functions or duties deemed appropriate by the Board.

        The Nominating and Governance Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities.

 EXECUTIVE OFFICERS

        The following sets forth certain information about our executive officers, other than Mr. Becker, our Chief Executive Officer, whose biographical information is included above under "Proposal No. 1—Election of Directors."

Melissa Phillips

        Ms. Phillips, age 40, has served as the Company's President and Chief Operating Officer since April 2015 and served as a member of the Office of Chairman from September 2015 until the dissolution of that office in December 2015. From April 2014 until April 2015, Ms. Phillips served as the Company's Executive Vice President, General Merchandise Manager. Prior to joining the Company, Ms. Phillips served as the General Manager of Home Decorators Collection, a division of The Home Depot, Inc., from August 2009 until April 2014. From April 2007 until May 2009, Ms. Phillips held various executive positions with Smith & Hawken, a retailer of garden lifestyle products, including Senior Vice President, Business to Business and Senior Vice President, Merchandising. Prior to joining Smith & Hawken, Ms. Phillips served in various roles with Wal-Mart Stores, Inc. from August 1998 until April 2007, including Divisional Merchandise Manager, Outdoor Living and Senior Buyer, Home Textiles.

Stacie R. Shirley

        Ms. Shirley, age 47, has served as the Company's Executive Vice President, Chief Financial Officer and Treasurer since January 2016. Prior to joining the Company, Ms. Shirley served as an executive officer of Neiman Marcus Group LTD LLC, a luxury fashion retailer, serving as Senior Vice President, Finance and Treasurer from September 2010 until December 2015 and Vice President, Finance and Treasurer from December 2001 until September 2010. In her most recent position with Neiman Marcus Group, Ms. Shirley's areas of responsibility included finance, capital markets and treasury operations, capital planning and forecasting, credit operations, investor relations, risk management and internal audit. Prior to joining Neiman Marcus Group, Ms. Shirley served in various capacities at CompUSA Inc. from 1993 to 2001, including serving as Vice President, Finance and Treasurer from 1999 to 2001. Ms. Shirley began her career as an accountant with Ernst & Young in 1990 and is a certified public accountant.

Phillip D. Hixon

        Mr. Hixon, age 62, has served as the Company's Executive Vice President, Store Operations since September 2015 and served as a member of the Office of Chairman from September 2015 until the dissolution of that office in December 2015. From June 2014 to September 2015, Mr. Hixon served as the Company's Senior Vice President, Store Operations, and from September 2013 to June 2014, Mr. Hixon served as the Company's Vice President, Store Planning. Prior to joining the Company, Mr. Hixon served as Vice President of Business Development of Merchco Services, Inc., a provider of retail store development and support services, from June 2012 until August 2013. From 2011 until 2012 and 2005 until 2006, Mr. Hixon owned and served as principal of Diversified Resources LLC, where he developed and implemented programs for clients in the areas of strategic planning, effective business practices, process enhancement and organizational effectiveness. From 2009 until 2011, Mr. Hixon served in the Department of Strategy and Innovation of Petco Animal Supplies Inc., a specialty retailer of pet supplies. From 2006 until 2009, Mr. Hixon held various executive positions with Duckwall-Alco Stores Inc., a retail chain, including Senior Vice President, Store Operations, Real Estate, Store Development and Senior Vice President, Merchandising. Mr. Hixon served as Vice President, Store Development for Michaels Stores, Inc., a national arts and crafts specialty retailer, from 1987 until 2005.

Kelly J. Munsch

        Ms. Munsch, age 48, has served as the Company's Vice President and Controller since November 2014. From July 2015 to January 2016, Ms. Munsch served as Interim Principal Financial Officer and Interim Chief Accounting Officer. Prior to November 2014 she had served as the Company's Assistant Controller since joining the Company in October 2013. Prior to joining the Company, Ms. Munsch served as Chief Financial Officer of Panini America, Inc., a privately-held collectibles company, from April 2011 until September 2013, in which position she oversaw, among other functions, the company's accounting, treasury, tax, financial planning and analysis, compliance and internal control, and risk management functions. From November 2009 until June 2010, Ms. Munsch served as Director—Merchandise Cost Accounting and Analysis of 99 Cents Only Stores, Inc., a then publicly-held deep-discount retailer, in which position she was responsible for all aspects of the company's inventory accounting, including SOX compliance. Prior to joining 99 Cents Only Stores, Inc., she served in various accounting and finance positions at other retail companies, including Michaels Stores, Inc., Things Remembered, Inc., and Pearle Vision. Ms. Munsch is a certified public accountant and received her MBA from Southern Methodist University in 1996 and her BBA—Accounting from the University of Texas at Austin in 1990.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes our compensation policies, principles and practices and presents a review and analysis of executive compensation earned in fiscal 2016 by our named executive officers (NEOs). This discussion and analysis also contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Fiscal 2016 Financial and Business Highlights

        In fiscal 2016, we made tangible progress on each of our strategic priorities, including real estate, merchandising, marketing, infrastructure and talent. In connection with our real estate initiatives, we relocated 46 stores, expanded 7 stores, opened 16 stores and closed 34 stores. Our revenues benefited from these efforts along with the progress we have made improving our assortment and overall customer experience. We successfully opened our new Phoenix distribution center during the fourth quarter of fiscal 2016 and are currently ramping this facility towards its full capacity. Additionally, we solidified the senior leadership team across key functional areas. Some of our financial and business highlights include:

  •
  Record sales of $956.3 million

  •
  7.8% comparable store sales increase

  •
  69 new, relocated or expansion stores within the 12-month period

  •
  Gross profit increase of $15.2 million to $341.8 million

Our Compensation Philosophy

        Our compensation program is designed to motivate long-term growth, to hold executives accountable for key annual results year-over-year and to support executive recruitment and engagement. This philosophy includes the following:

  •
  A significant portion of our executives' total direct compensation is based on our performance and improving shareholder value. This philosophy is reflected in the design of both our short-term cash incentive program as well as our long-term equity incentive program.

  •
  Our compensation program attempts to better align the interests of executives and stockholders through performance-based compensation and equity compensation. We have also instituted stock ownership guidelines for executives.

  •
  Our compensation program is also designed to attract and retain talented executives who are committed to our future success.

  •
  We generally consider all relevant factors to determine an executive's compensation, and manage individual total compensation around the median of the market as determined by peer group analysis and an evaluation of the broader retail industry.

  •
  Our program provides incentives for performance by providing that individual executives may earn more or less than targeted compensation levels based on actual performance.

What We Do & What We Don't Do

        The table below highlights certain of our current compensation practices, including the practices we have implemented because we believe they support stockholder return and certain practices we have not implemented because we do not believe they would serve our stockholders' long term interests.

Compensation Governance—What We Do & What We Don't Do
✓ What We Do	✗ What We Don't Do

✓ Annual "Say on Pay" vote	✗ No formal employment agreements other than the CEO
✓ Pay for performance culture, emphasis on performance-based compensation	✗ No discretionary bonuses paid to permanent NEOs when performance results are below threshold performance
✓ Executive ownership guidelines	✗ No tax gross-up upon change-in-control
✓ Executive retention/holding requirements	✗ No repricing of stock options
✓ Manage compensation risk by using a variety of financial metrics in pay programs and capping payouts	✗ No across-the-board pay increases
✓ Hedging/pledging policies	✗ No formal non-qualified benefits or perquisite programs
✓ Use of independent compensation consultant	✗ No hedging or pledging of stock

        As discussed in Proposal No. 3 above, we are also proposing changes to our equity plan to eliminate certain provisions to make the plan more consistent with investor expectations regarding governance practices.

Our Named Executive Officers

        For fiscal 2016, our NEOs included the following persons, reflecting the changes in our leadership team during the fiscal year:

Named Executive Officer	Position
Steven R. Becker	Chief Executive Officer
Melissa Phillips	President and Chief Operating Officer
Stacie R. Shirley	Executive Vice President, Chief Financial Officer & Treasurer
Phillip D. Hixon	Executive Vice President, Store Operations
Kelly J. Munsch	Vice President and Controller (served as Interim Principal Financial Officer and Interim Chief Accounting Officer from July 2015 through January 2016)
R. Michael Rouleau	Former Chief Executive Officer (retired September 28, 2015)
Jeffrey N. Boyer	Former Executive Vice President, Chief Administrative Officer & Chief Financial Officer (resigned July 22, 2015)

        Ms. Munsch served as an executive officer on an interim basis from July 2015 through January 2016, has continued since that time serving as our Vice President and Controller and generally participates in different compensation arrangements than the persons serving as NEOs in a permanent capacity.

How Compensation Decisions Are Made

        The Compensation Committee, which is comprised solely of independent directors, has responsibility for overseeing the development and administration of our executive compensation programs. Annually, the Compensation Committee reviews executive compensation programs and practices relative to our performance and market trends and practices.

        The Compensation Committee establishes the design of all executive remuneration programs, including those for our Chief Executive Officer, or CEO. The Compensation Committee reviews and approves annual pay targets, sets financial and business metrics for performance plans, and approves final payout levels for executive officers within the Compensation Committee's scope.

  The Role of the Executive Compensation Consultant

        The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities. Since December 2013, the Compensation Committee has engaged Hay Group, Inc., now known as Korn Ferry Hay Group ("Hay Group" or "Korn Ferry Hay Group"), as its outside compensation consultant. For 2016, Hay Group assisted the Compensation Committee with:

  •
  advice and analysis on the design, structure and level of executive and director compensation;

  •
  review of market survey and proxy compensation data for benchmarking;

  •
  advice on the external retail environment and evolving compensation trends;

  •
  advice and analysis on the design and structure of amendments to the Company's equity compensation plan as described in Proposal No. 3;

  •
  advice on compensation packages for new executives including the CEO; and

  •
  assistance with regulatory compliance and changes regarding compensation matters.

        Hay Group attends the Compensation Committee meetings, including executive sessions. Although Hay Group works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention or activities of Hay Group.

        In December 2015, Hay Group was acquired by Korn Ferry, an organizational advisory and executive search firm. Prior to the public announcement of Korn Ferry's pending acquisition of Hay Group, our management, with the approval of our Compensation Committee, had engaged Korn Ferry for services in addition to the executive and director compensation services provided by Hay Group, primarily consisting of executive recruitment services. The aggregate amount paid to Korn Ferry Hay Group for rendering these additional services in fiscal 2016 was $298,716 and the aggregate amount paid to Hay Group as the Compensation Committee's compensation consultant in fiscal 2016 was $109,483.

        Following a review of the independence of Korn Ferry Hay Group, the Compensation Committee concluded that no conflict of interest exists with respect to the work of Korn Ferry Hay Group. The Compensation Committee re-engaged Korn Ferry Hay Group as its outside consultant for executive and director compensation matters for fiscal 2016. The committee also approved a policy that any projects done with Korn Ferry Hay Group outside of board and executive compensation must be reviewed and approved by the committee.

  The Role of Management

        In reviewing and making compensation decisions, the Compensation Committee also relies on the CEO's view of the business, people strategy, and performance of the other senior executives. Certain members of our management meet periodically with Korn Ferry Hay Group at the direction of the Compensation Committee to ensure the consultants have the information they need to advise the Compensation Committee. The compensation consultant works directly with the Compensation Committee on CEO compensation.

  Our Use of Compensation Peer Group Analysis

        We typically review peer group information in making compensation determinations. In fiscal 2016, the Compensation Committee conducted a comprehensive review of our peer group to assure that it provides a relevant comparison to the market. The Compensation Committee considered a number of factors in determining the appropriate peer group including: similar size in terms of revenue (1/2x to 2x our revenue), financial performance (market capitalization, profitability, and gross margin), and business model (e.g., retail, hard goods retail, household goods retail, and off-price retail, number of stores, number of employees). Companies may still be considered for inclusion in the peer group even if they do not meet all of the criteria. The Compensation Committee, with advice from Korn Ferry Hay Group, elected to make the following changes to our peer group in fiscal 2016.

Company	Action
Shoe Carnival	Add
Vitamin Shoppe	Add
Big Lots	Remove
New York & Company	Remove

        Our current peer group includes the following companies:

Fiscal 2016 Peer Group
Big 5 Sporting Goods	Shoe Carnival
Cato Corp	Five Below
Fred's	Gordmans Stores
Haverty Furniture	Hibbett Sports
Kirkland's	La-Z-Boy
Vitamin Shoppe	Pier 1 Imports
Restoration Hardware	Stage Stores
Stein Mart

  Results of Fiscal 2015 Advisory Vote on Executive Compensation

        At our 2015 annual stockholders' meeting, 86% of our stockholders who voted on our "Say on Pay" advisory proposal voted in favor of our executive compensation program, up from approximately 80% in the prior year.

        Although the advisory stockholder vote on executive compensation is non-binding, the Compensation Committee took the results of the stockholder vote into consideration when determining its approach to future compensation decisions.

Fiscal 2016 Compensation Program and Payouts

  Summary

  •
  We continued to provide the same three basic elements of executive compensation in fiscal 2016, consisting of base salary, short-term cash incentive compensation and long-term equity compensation, with limited changes other than those relating to our management changes and business initiatives as discussed below.

  •
  Our top priority continued to be to create operations, processes and procedures in order to create sustainable profitability. As a result, for fiscal 2016 the majority of the compensation objectives, pay programs and pay practices aligned pay with actual Company financial and operational performance.

  •
  The Compensation Committee continued to attempt to position base salary, target short-term cash incentives and target long-term equity awards generally around the median of the market.

  •
  As a result of the changes in management and in our business plan during the fiscal year, the Board of Directors changed the business and financial plan for 2016 consistent with the new CEO's proposed plans for the business. The Compensation Committee revised our short-term cash incentive plan for fiscal 2016 on March 1, 2016 to be consistent with the new business plan and reflect increased costs in connection with the implementation of our business initiatives. Under the revised plan, we did not meet our targeted or threshold operating income goal, and therefore no incentive awards were earned under the revised incentive plan.

  •
  In November 2015, the Compensation Committee made a special equity retention grant, mostly to employees other than NEOs, to address the uncertainty among employees relating to the then-ongoing leadership changes together with the rapid change in business priorities.

  •
  In consultation with its independent compensation consultant, the Compensation Committee decided to make a number of proactive enhancements to the executive compensation program for fiscal 2017 in order to better align executive rewards with shareholder value creation. These changes are discussed in further detail below under "Fiscal 2017 Compensation Enhancements".

  Pay Mix

        Our executive pay programs emphasize pay-at-risk. The charts below represent the targeted mix of pay between base salary, short-term incentives and long-term equity incentives for our current CEO, our President and other active NEOs for fiscal 2016, excluding the special retention equity grants made to employees, including three NEOs, on November 2, 2015 as described below:

CEO	President	Other NEOs

  Components of Compensation

  Base salary

        Upon joining Tuesday Morning, an executive's base salary level is determined using a combination of internal and external factors. Generally, base salaries are initially set based around the median value of the position in the market and the executive's experience. Given our emphasis on pay-at-risk, subsequent base salary increases are generally based on annual market movement and individual performance. The Compensation Committee receives input from the Board of Directors regarding our CEO's performance and the Committee receives input from the CEO on the other NEOs' performance.

        Based upon the factors described above, the Compensation Committee made the following base salary determinations for fiscal 2016:

  •
  Mr. Becker's salary was determined by the Compensation Committee after completion of peer group analysis by its independent consultant. Korn Ferry Hay Group conducted a detailed analysis of CEO compensation that included both a comparison of each CEO's pay within our proxy peer group as well as an evaluation of the broader retail industry. See "Chief Executive Officer Compensation" below.

  •
  Ms. Phillips received an increase in base salary from $410,000 to $425,000 in recognition of the achievements she had made since being promoted to President and Chief Operating Officer in April 2015.

  •
  For Ms. Shirley, a compensation package was developed and approved based on the position, her experience and related background and consistent with market data for this position.

  •
  Mr. Hixon received a promotional increase from $260,000 to $300,000 to recognize his increased duties and responsibilities as Executive Vice President, Store Operations.

  •
  Ms. Munsch's base salary was increased to $186,800 as a part of her annual review process, and subsequently increased on October 1, 2015 to $210,000 as part of an internal equity adjustment to bring her in line with her peers in the Company.

  •
  Annual base salaries for Messrs. Rouleau and Boyer were unchanged for fiscal 2016.

Named Executive Officer	Fiscal 2015 Annual Base Salary	Fiscal 2016 Annual Base Salary
Steven R. Becker	N/A	$700,000
Melissa Phillips	$410,000	$425,000
Stacie R. Shirley	N/A	$400,000
Phillip D. Hixon	$260,000	$300,000
Kelly J. Munsch	$170,000	$210,000
R. Michael Rouleau	$700,000	$700,000
Jeffrey N. Boyer	$408,360	$408,360

  Annual Cash Incentive Plan

        Our Annual Cash Incentive Program is designed to recognize short-term operational and financial performance. Individual target award levels are reviewed and approved by the Compensation Committee within the first 90 days of the performance period to the extent practicable and are determined based on recommendations from our independent compensation consultant's annual total compensation survey using external market data for comparable positions at our peer companies and in the market. Earned incentives are paid in cash at the end of the performance period. The executive must be employed by us at the time the awards are paid to earn an award.

        Initial Fiscal 2016 Plan.    Under the plan initially adopted for fiscal 2016, the cash payment could range from 0% to 200% of target payout opportunity. The plan allowed the Compensation Committee to apply negative discretion to any annual cash incentive payment. For fiscal 2016, the Compensation Committee elected to continue using the Operating Income metric to measure performance. The Compensation Committee, in consultation with the previous leadership team, established a plan for fiscal 2016 at the beginning of the fiscal year with an Operating Income target level at $17.7 million.

        Revised Fiscal 2016 Plan.    After the new CEO and leadership team took office, the Board of Directors, in consultation with the new leadership team, reviewed our business plans and decided to adopt a revised plan for fiscal 2016 to reflect the increased costs to be incurred to support our business initiatives and to lay the foundation for future growth. The Compensation Committee revised the fiscal 2016 Annual Cash Incentive Plan on March 1, 2016 to be consistent with the new Board-approved financial plan. The revised plan utilized an annual Operating Income metric based upon changes to the business plan and included potential payouts at the threshold and target levels of performance. The target levels also served as the maximum levels for this plan as no payouts would be provided for performance above target levels.

        Target Levels under Revised Fiscal 2016 Plan.    The objective metric and performance levels at threshold and target under the revised 2016 short-term cash incentive plan are shown below. In addition, no NEO could receive more than 100% of his or her target incentive.

Weighting	Metric	Threshold	Target
100%	Operating Income	$5,243,000	$9,743,000

        Performance under Revised Fiscal 2016 Plan.    The Company's operating income for fiscal 2016 was $2,404,000. As a result, no short-term incentives were paid to NEOs for fiscal 2016 because threshold performance was not achieved.

	Fiscal 2016 Individual Annual Cash Incentive Level as a Percent of Base Salary
Named Executive Officer	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Payout
Steven R. Becker	50%	100%	N/A	0%
Melissa Phillips	37.5%	75%	N/A	0%
Stacie R. Shirley	30%	60%	N/A	0%
Phillip D. Hixon	30%	60%	N/A	0%
Kelly J. Munsch	15%	30%	N/A	0%
R. Michael Rouleau	N/A	N/A	N/A	N/A
Jeffrey N. Boyer	N/A	N/A	N/A	N/A

        During fiscal 2016, Ms. Munsch received a discretionary performance bonus of $15,315 and a retention bonus of $50,000 related to her ongoing service as our Vice President and Controller.

  Long-Term Equity Incentives

        Our long-term equity incentive program ("LTI") is intended to align NEO interests with stockholders, drive decisions that result in sustained long-term financial and operational performance that increase our value as well as retain key executive talent. Our LTI Plan for fiscal 2016 includes the following:

  •
  The timing of the annual LTI award grant award was moved from February to September, consistent with the timing of the annual base salary review for merit adjustments and the completion of our fiscal year.

  •
  In September 2015, the LTI plan provided for the CEO to receive 50% of the target grant in performance shares (with an additional stretch opportunity to earn additional shares) and 50% of the target grant in time-based stock options. In February 2016, the new CEO's award under the LTI Plan consisted of 50% performance-based non-qualified stock options (with additional stretch options for performance above target level which were granted in September 2016) and 50% time-based non-qualified stock options.

  •
  NEOs other than the CEO were granted time-based non-qualified stock options and time-based restricted shares.

  •
  Each executive's equity award target was determined by the individual NEO's executive level, external market competitiveness as well as other factors as deemed appropriate by the Compensation Committee.

  •
  Full year award values are granted to new hires at the next regularly scheduled Compensation Committee meeting, and the subsequent annual award is prorated.

  Awards to NEOs other than CEO.

  •
  In September 2015, our NEOs (excluding the CEO) received 75% of their long-term award value in time-based non-qualified stock options and 25% of their award value in time-based restricted shares, all of which vest ratably in four equal installments (25% per year) beginning on the first anniversary of the award date.

  •
  As a part of her employment arrangement entered into in connection with her hiring effective in January 2016, Ms. Shirley received an annual grant consisting of 50% time-based non-qualified stock options and 50% time-based restricted stock (based upon award value) valued at $300,000, and she received a one-time sign-on equity award of 26,596 time-based restricted stock with a 2-year cliff vest valued at $150,000. These awards were designed to provide retention and performance incentives to Ms. Shirley.

        The following table summarizes the dollar value and the number of shares subject to awards granted to the NEOs (other than the CEO who is discussed separately below) in fiscal 2016:

Executive	Date	Stock Options	Restricted Stock	Fiscal 2016 Targeted Award Dollar Value
Melissa Phillips	9/3/2015	142,405	15,823	$500,000
Stacie R. Shirley	2/2/2016	80,593	26,596	$300,000
	2/2/2016	—	26,596	$150,000
Phillip D. Hixon	9/3/2015	85,443	9,494	$300,000
Kelly J. Munsch	9/3/2015	13,291	4,430	$70,000
Jeffrey N. Boyer	—	—	—	—

  Special Retention Equity Grant

        In November 2015, we recognized that our leadership changes together with the rapid change in business priorities were potentially unsettling to employees. To ensure that key employees had appropriate incentives to stay with us and continue to perform, the Compensation Committee, based upon analysis provided by the Korn Ferry Hay Group, authorized a one-time special equity award to selected key employees with a total grant of 900,000 non-qualified stock options at an exercise price of $5.95 with a 2-year cliff vesting.

        Over 85% of the special retention equity grants were awarded to non-NEOs. Only three NEOs received awards, as follows:

Named Executive Officer	Non-Qualified Stock Options (#)
Melissa Phillips	50,000
Phillip D. Hixon	35,000
Kelly J. Munsch	20,000

  Other Compensation

        With respect to other compensation, our NEOs are entitled to participate in all employee benefit plans, including our 401(k) plan, health and dental plan, life insurance and disability plans. We do not offer non-qualified benefits such as deferred compensation, corporate-owned life insurance or supplemental executive retirement programs to our NEOs. In addition, we provide minimal perquisites to our executives which are referenced in footnote (3) of the Summary Compensation Table below. The Compensation Committee believes that the perquisites provided to our executives are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions.

  Chief Executive Officer Compensation

        R. Michael Rouleau.    During fiscal 2016, Mr. Rouleau served as CEO from July 1, 2015 until his retirement on September 28, 2015. His annual base salary was not changed and remained at $700,000 with a 100% annual incentive target. He received an equity grant valued at $1,400,000 in September of 2015. The $1,400,000 equity grant consisted of 50% time-based non-qualified stock options (for 265,823 shares vesting over four years) and 50% performance-based restricted stock. With respect to the performance-based restricted stock award, the award consisted of 88,608 shares of common stock valued at $700,003 for performance at target and the right to earn up to an additional 44,304 shares valued at $350,002 for performance exceeding target up to the maximum. He would earn no shares if performance goals were not met. Fifty percent of the award was subject to vesting at the end of the three-year performance period based upon achievement of average annual operating margin performance goals, subject to achieving an operating income hurdle, and 50% of the award was subject to vesting at the end of the three-year performance period based upon achievement of average sales growth goals, subject to achieving an operating income hurdle. The Compensation Committee structured the award to provide further incentive to achieve superior performance. All of these shares were forfeited when Mr. Rouleau retired on September 28, 2015. He did not participate in the revised Annual Cash Incentive Plan adopted in March 2016 and did not receive any annual cash incentive payout for fiscal 2016.

        In September 2015, in connection with his retirement, Mr. Rouleau entered into a Consulting Agreement and Release governing his provision of consulting services to us until March 2016. In consideration for the consulting services, we agreed to pay Mr. Rouleau $58,333.33 for each month during the term of the consulting arrangement and to provide that the time-based restricted stock award for 47,629 shares granted to Mr. Rouleau in 2014 would continue to vest during the term of the Consulting Agreement. The restricted stock award vested with respect to 50% of the shares subject to the award in February 2015 and the remaining 50% of the shares subject to the award vested in February 2016. Mr. Rouleau was entitled to an additional $10,000 payment after the end of the consulting term upon signing a mutual release. The compensation amounts were determined through negotiation between the parties. The Compensation Committee approved the terms of the consulting arrangement in order to ensure an orderly transition to the new leadership team.

        Steven R. Becker.    Effective as of the date of Mr. Rouleau's retirement, the Board appointed Steven R. Becker, then serving as Chairman of the Board, to serve as Executive Chairman. In that role, Mr. Becker continued his duties as Chairman of the Board and served as our interim principal executive officer. In December 2015, Mr. Becker was named Chief Executive Officer. In connection with his appointment, we entered into an employment agreement with him, the terms of which are described under "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2016 Table." The terms of the employment agreement were determined based upon negotiation between the parties, the compensation paid to the prior CEO, the analysis provided to the Compensation Committee by Korn Ferry Hay Group as described below and our desire to provide a competitive pay package intended to retain and motivate the new CEO. The Compensation Committee determined the amount and structure of the CEO's compensation relative to the other executive officers based upon the Compensation Committee's assessment of the CEO's role in the design and implementation of our business initiatives and his importance to the successful implementation of the initiatives.

        The following table summarizes Mr. Becker's compensation for fiscal 2016:

Compensation Component	Fiscal 2016 Compensation
Annual Base Salary	$700,000
Target Short-Term Incentive Opportunity	100% of Base Salary ($0 Payout for Fiscal 2016)
Annual Equity Award	$1,400,000 Targeted Award Value (with an additional performance equity opportunity originally valued at $700,000 for performance above target level)
50% Time-Based Non-Qualified Stock Options (February 2, 2016 Grant Date)	295,508
50% Performance-Based Stock Options (February 2, 2016 Grant Date)	295,508
"Stretch Options" (for performance above target) (September 21, 2016 Grant Date)	295,508
Other Compensation	$15,684

        Salary and Annual Cash Incentive—In October 2015, the Compensation Committee asked Korn Ferry Hay Group to conduct a detailed analysis of CEO compensation that included both a comparison of each CEO's pay within our peer group as well as an evaluation of the broader retail industry. Based on the analyses, the Committee approved an initial starting salary of $700,000 with a 100% short-term incentive target. The base salary and total target cash opportunity positioned Mr. Becker's cash compensation around the median of the peer group and below the 25th percentile of the broader retail industry. In connection with his appointment as CEO, Mr. Becker received a lump sum cash payment of $147,671.23 for his prior service as Executive Chairman, which amount equals the pro-rated base salary Mr. Becker would have received if he was acting as Chief Executive Officer during such time pursuant to the terms of the Employment Agreement. The Compensation Committee determined that this compensation was generally consistent with the compensation paid to the prior CEO and was appropriate given Mr. Becker's role in leading our business initiatives.

        Equity Awards—The Compensation Committee determined that Mr. Becker's aggregate annual target LTI award value would be $1,400,000, with an additional stretch opportunity originally valued at $700,000 for performance above target level. Given the timing of Mr. Becker's acceptance of the CEO position, as well as the annual LTI award cycle, our policy dictated that Mr. Becker would be awarded the full annual award at the next regularly scheduled meeting following his date of hire, or February 2, 2016. Mr. Becker's $1,400,000 target award (based upon award value) consisted of 50% time-based non-qualified stock options (for 295,508 shares vesting over four years) and 50% performance-based non-qualified stock options. With respect to the performance-based non-qualified stock option award included in the target award, the award consisted of options to acquire 295,508 shares of common stock valued at $700,000 for performance at target (the "Target Options"). Mr. Becker was also entitled to receive options to acquire 295,508 shares of common stock originally valued at $700,000 for performance exceeding target up to the maximum (the "Stretch Options"), but due to an administrative oversight, the Stretch Options were not issued on February 2, 2016. The Compensation Committee took corrective action to issue the Stretch Options on September 21, 2016, at which time the Stretch

Options were valued at $669,828. The inclusion of time-based and performance-based restrictions ensured that Mr. Becker's equity award would be "at risk", which promoted our desire to align CEO pay with superior Company performance and shareholder wealth accumulation.

        Under the performance-based non-qualified stock option award, the 36-month performance period began on July 1, 2016 and ends on June 30, 2019. As outlined below, Mr. Becker's Target Options and Stretch Options are subject to vesting upon achievement of threshold, target, stretch and maximum specified profit before tax goals and the achievement of same store sales goals at the end of the measurement period. The performance options were designed to ensure that Mr. Becker's realizable compensation aligns with our long term performance and shareholder value.

        The Target Options are subject to incremental vesting at the end of the performance period based upon achievement of threshold and target levels of profit before tax goals for the fiscal year ending June 30, 2019 and the Stretch Options are subject to incremental vesting at the end of the performance period based upon achievement of stretch and maximum levels of profit before tax goals for the fiscal year ending June 30, 2019, and any vested amounts will be reduced by 25% if the Company's comparable store sales do not increase by a target average amount over the course of the performance period. The percentage of vested Target Options and Stretch Options can be interpolated between the specified levels of performance required for vesting of each award. "Profit before tax" for the performance-based metric is defined as the Company's operating income, less net interest expense and other income/expense including the expense associated with the performance-based stock option award and may exclude non-recurring gains and losses, including discontinued operations, extraordinary gains and losses and the cumulative effect of accounting changes, if approved by the Compensation Committee.

        Other Compensation—With respect to other compensation, Mr. Becker is entitled to participate in all employee benefit plans, including our 401(k) plan, health and dental plan, life insurance and disability plans. In addition, his employment agreement provides for one comprehensive executive physical each calendar year and attorney fees incurred in connection with the review of the employment agreement. Any compensation paid to Mr. Becker is subject to recovery based on the Company's clawback policy.

        Open Market Stock Purchases—Unrelated to his compensation arrangements, Mr. Becker and his affiliated entities acquired more than $4,000,000 in Company common stock during fiscal 2016 in open market purchases, which further aligns his interests with his fellow stockholders.

Fiscal 2017 Compensation Enhancements

        The following is a brief summary of certain changes to the compensation of the NEOs for fiscal 2017 which is intended to provide additional information to stockholders in their review of our compensation program for fiscal 2016. A more detailed description of compensation for 2017 will be included in the proxy statement for the 2017 Annual Meeting of Stockholders.

  Summary

        For fiscal 2017, the Compensation Committee revised the compensation program to further align the interests of executives and stockholders and to provide additional performance incentives to executives. The compensation approved by the Compensation Committee included the following elements:

  •
  Annual Base Salary.  We granted merit increases in annual base salary of 1 - 3% to certain NEOs.

  •
  Annual Cash Incentive Plan.  For 2017, the Compensation Committee determined that each NEO's annual cash incentive payments will be based on achievement of operating income goals

    (80% of total) and achievement of certain strategic and personal objectives important for the Company to achieve its business plan (20% of total). The committee also established that all annual cash incentive payments will be subject to a minimum Operating Income performance hurdle.

  •
  Equity Award Grants.  The annual grant values for the CEO were at the same level as the previous year. In order to further align executive rewards with shareholder value, the Compensation Committee introduced performance-based equity awards for the President, CFO, EVPs and SVPs. This program enhancement increased the performance-based portion of each executive's pay while also better aligning each NEO's equity portfolio with that of the CEO. Beginning in fiscal 2017, all NEOs will have a performance-based LTI equity award opportunity measured over a 36-month performance period (with a stretch opportunity for performance above target level), tied to overall Company EBITDA as adjusted, subject to reduction of payouts by the Compensation Committee in its discretion.

  Base salary

        In August 2016, the Compensation Committee approved merit-based pay increases for the following eligible NEOs. Some increases were prorated due to their time with the Company. Base salary adjustments are as follows:

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2017 Base Salary
Steven R. Becker	$700,000	$717,500
Melissa Phillips	$425,000	$435,625
Stacie R. Shirley	$400,000	$404,167
Phillip D. Hixon	$300,000	$306,000

        Ms. Munsch completed her interim service as an executive officer in January 2016 and is not expected to be an executive officer in fiscal 2017.

  Annual Cash Incentive Plan

        Under the fiscal 2017 Annual Cash Incentive Plan, participants will continue to have the opportunity to earn a target bonus payout as a percentage of incentive-eligible base salary. For 2017, the Compensation Committee determined that each NEO's annual cash incentive payments will be based on achievement of adjusted Operating Income goals (80% of total) and achievement of certain strategic and personal objectives important for the Company to achieve its business plan (20% of total). Actual earned awards can range from 0% to a maximum of 200% of their target award opportunity. The committee also established that all annual cash incentive payments will be subject to a minimum Operating Income performance hurdle. Executive payments will be based on threshold, target and maximum Operating Income and strategic and personal objectives performance levels and are subject to reduction in the discretion of the Compensation Committee.

Weighting	Metric
80%	Operating Income, as adjusted
20%	Strategic and Individual Objectives

        The individual annual cash incentive level as a percent of annual base salary for the named executive officers for fiscal 2017 will be as follows:

	Fiscal 2017 Individual Annual Cash Incentive Level as a Percent of Base Salary
Named Executive Officer	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Steven R. Becker	25%	100%	200%
Melissa Phillips	18.75%	75%	150%
Stacie R. Shirley	15%	60%	120%
Phillip D. Hixon	15%	60%	120%

        Ms. Munsch completed her interim service as an executive officer in January 2016 and is not expected to be an executive officer in fiscal 2017.

  Equity Award Grants

        For fiscal 2017, the Compensation Committee kept the annual grant values for the CEO the same level as the previous year. In order to further align executive rewards with shareholder value the committee introduced performance-based equity awards for the President, CFO, and EVPs. This program enhancement increased the performance-based portion of each executive's pay while also better aligning each NEO's equity portfolio with that of the CEO. Beginning in fiscal 2017, all NEOs will have a performance-based LTI equity award opportunity measured over a 36-month performance period (with a stretch opportunity for performance above target level), tied to overall Company EBITDA as adjusted, subject to reduction of payouts by the Compensation Committee in its discretion.

        The Compensation Committee changed the metric for performance-based equity to EBITDA as adjusted to better align with the Company's approach to managing the business.

        The CEO was granted 50% performance-based non-qualified stock options at target performance and 50% time-based non-qualified stock options. The other NEOs were granted a mix of performance shares, time-based non-qualified stock options and time-based stock grants. Each of the performance-based awards includes an additional stretch opportunity for performance above target level. The Compensation Committee approved the following equity grant guidelines for fiscal year 2017:

	Annual Grant Value
Organization Level	Target	Stretch	Equity Mix at Target Performance
CEO	$1,400,000	$700,000	50% NQSOs/50% Performance-Based NQSOs
President	$500,000	$200,000	30% NQSOs/30% RSAs/40% Performance-Based RSAs
CFO	$300,000	$90,000	35% NQSOs/35% RSAs/30% Performance-Based RSAs
EVPs	$300,000	$90,000	35% NQSOs/35% RSAs/30% Performance-Based RSAs

        The key differences between annual equity grants for fiscal 2016 and fiscal 2017 were as follows:

Organization Level	Fiscal 2016 Annual Equity Grants	Fiscal 2017 Annual Equity Grants
CEO	50% Time-Based NQSOs/ 50% Performance-Based NQSOs	50% Time-Based NQSOs/ 50% Performance-Based NQSOs (plus stretch opportunity)
	36-month measurement period for Performance-Based NQSOs, cliff vesting based upon achievement of the designated profit before tax and same store sales goals	36-month measurement period for Performance-Based NQSOs, cliff vesting based upon achievement of EBITDA goals, as adjusted
President	75% Time-Based NQSOs/ 25% Time-Based RSAs	30% Time-Based NQSOs/ 30% Time-Based RSAs/ 40% Performance-Based RSAs (plus stretch opportunity)
36-month measurement period for Performance-Based Restricted Stock Awards, cliff vesting based upon achievement of EBITDA goals, as adjusted
CFO and EVPs	75% Time-Based NQSOs/ 25% Time-Based RSAs	35% Time-Based NQSOs/ 35% Time-Based RSAs/ 30% Performance-Based RSAs (plus stretch opportunity)
36-month measurement period for Performance-Based Restricted Stock Awards, cliff vesting based upon achievement of EBITDA goals, as adjusted

Our Request for Additional Shares

        Stockholders approved the current 2014 Plan in 2014. In this proxy statement, the Board of Directors is asking stockholders to approve additional shares for the 2014 Plan to support ongoing competitive equity grants to plan participants. Long-term incentive awards are an important component of our compensation program and having a stockholder-approved plan to grant equity awards is essential to our ability to attract, retain and motivate talented employees and external directors. The 2014 Plan aligns the interests of our employees and independent directors with those of our stockholders and reinforces our pay-for-performance compensation philosophy.

        The Compensation Committee is aware of its responsibility to efficiently manage the 2014 Plan going forward to ensure the Company's overhang and burn rates are at appropriate levels. Several additional changes are proposed to be made to the 2014 Plan to be consistent with investor expectations regarding governance practices. The following features of the 2014 Plan will be modified:

  •
  Removing the liberal share recycling provision for awards granted pursuant to the 2014 Plan.

  •
  Reducing the number of shares exempt from minimum vesting requirements from 10% to 5% and requiring that vesting of any stock option awards may not occur sooner than 1 year following grant, or if earlier, the participant's death, total and permanent disability, retirement or, in the two-year period following a change in control, if the participant is terminated without cause or a participant terminates his or her service for good reason.

  •
  Eliminating the Board's discretion to accelerate the vesting of outstanding and unvested awards upon a change-in-control and require a "double-trigger" for vesting whereby such awards would only accelerate in full if a participant is terminated without cause or a participant terminates his or her service for good reason on or within two years after a change in control. In connection with the cash-out of awards in a change of control where the acquirer or surviving or resulting corporation does not agree to assume such awards, the Board may cancel unvested portions of such awards for no consideration unless otherwise determined by the Board.

  •
  Including a robust clawback policy that will authorize the recovery of gains from all or most equity awards in the event of certain financial restatements.

        The Board believes that these changes, in addition to the existing provisions in the 2014 Plan, will better serve the interests of our stockholders, support effective governance and further demonstrate reasonable use of the shares.

Tax and Accounting Considerations

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To the extent readily determinable, and as one of the factors in considering compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Although the Compensation Committee does design certain components of its executive compensation program to seek full deductibility, the Compensation Committee believes that the interests of stockholders are best served by not restricting the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes. In addition, because of the uncertainties associated with the application and interpretation of section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under section 162(m) will in fact be deductible.

Compensation Program Risk

        As part of its oversight of our executive pay programs, the Compensation Committee considers the impact of our compensation programs and the incentives created by the potential compensation rewards that it administers on our risk profile. In addition, we review all of our existing compensation policies and plans to determine whether they present a significant risk. Some of the factors included in this review are:

  •
  Mix of fixed and variable compensation pay components.

  •
  Use of performance-based metrics in short-term and long-term equity incentive plans.

  •
  Rewards tied to our total results.

  •
  Caps on potential compensation earnings.

  •
  Stock vesting schedules.

  •
  Adoption of stock ownership requirements.

Based on this review, we have concluded that our compensation policies and plans are not reasonably likely to have a material adverse effect on us.

Stock Ownership Guidelines for Executives and Non-Employee Directors

        The Compensation Committee adopted stock ownership requirements in 2014. The stock ownership guidelines are shown below and generally must be achieved within five years of becoming subject to the policy.

Organizational Level	Ownership Guideline as a Multiple of Base Salary/Annual Cash Retainer
Chief Executive Officer	5x
President/COO	2x
Executive Vice President	2x
Senior Vice President	1x
Non-Employee Directors	3x

        For purposes of calculating stock ownership, the following sources may be included:

  •
  shares of common stock owned outright by the non-employee director or officer, as well as stock owned by his or her immediate family members residing in the same household;

  •
  shares of common stock held in trust for the benefit of the non-employee director or officer, as well as his or her family;

  •
  unvested restricted stock or restricted stock units;

  •
  if applicable, shares of common stock held pursuant to deferred compensation arrangements; and

  •
  if applicable, shares purchased with amounts invested in the Company's retirement plans, including, without limitation, the 401(k) plan and any employee stock purchase plan.

Unexercised options and unearned performance shares are not counted toward stock ownership requirements. In addition to equity awards received by Mr. Becker, he and his affiliated entities acquired more than $4,000,000 in Company common stock during fiscal 2016 in open market purchases, which further aligns his interests with his fellow stockholders.

Stock Retention/Holding Requirements

        While the executive officer or director has not met with his or her stock ownership requirement, the executive officer or director must retain 50% of the net shares (after cashless exercises of options and the payment of any applicable tax liability related to equity grants by the Company) of the vested long-term incentive plan shares or annual equity retainer awarded to the executive officer or director. The executive officer or director may sell Company stock acquired by exercising stock options to pay the exercise price of the stock option and may sell shares to pay any applicable tax liability related to equity grants by the Company.

Clawback Policy

        We typically have clawback arrangements with an executive if he or she receives a sign-on or relocation bonus as a part of the new hire recruitment process. Mr. Becker's employment agreement includes a clawback provision, pursuant to which any compensation paid to Mr. Becker by the Company is subject to recovery by the Company in accordance with any Company clawback policy for executives in effect from time to time. We also currently have a clawback provision in our Annual Cash Incentive Plan. We are also proposing to add a clawback provision to our 2014 Plan as described in Proposal No. 3.

Anti-Hedging Policy

        We have an anti-hedging policy that prohibits the named executive officers, the Company's Board of Directors and other Company employees from hedging against a decrease in the value of the Company's stock. Under the policy, the named executive officers are prohibited from purchasing any financial instruments designed to offset decreases in the market value of the Company's stock. During fiscal 2016, all named executive officers were in compliance with this policy.

Anti-Pledging Policy

        The Company has adopted an anti-pledging policy that prohibits the named executive officers, the Company's Board of Directors and other Company employees from holding the Company's stock in a margin account or otherwise pledging the Company's stock as collateral for a loan. None of the named executive officers pledged any Company stock in fiscal 2016.

Compensation Committee Interlocks and Insider Participation

        None of the persons who served on our Compensation Committee during the last completed fiscal year (Sherry M. Smith, Frank M. Hamlin, Jimmie L. Wade and Terry Burman): (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the compensation committee or similar committee or as a member of the board of directors of any other entity one of whose executive officers served on the Compensation Committee or as a member of the Board of Directors of the Company.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

THE COMPENSATION COMMITTEE Sherry M. Smith, Chair Frank M. Hamlin Jimmie L. Wade

 SUMMARY COMPENSATION TABLE

        The table below summarizes the compensation of each of the named executive officers for the fiscal years ended June 30, 2016, June 30, 2015, and June 30, 2014.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Steven R. Becker(4)	2016	$471,698	$147,671	$—	$2,046,393	$—	$—	$15,684	$2,681,446
Chief Executive Officer
Melissa Phillips	2016	422,500	—	125,002	560,497	—	—	12,208	1,120,207
President and Chief	2015	360,227	200,000	99,732	344,959	99,000	—	19,400	1,123,318
Operating Officer	2014	68,939	—	75,013	316,026	—	—	150,244	610,222
Stacie R. Shirley(5)	2016	183,333	60,000	300,003	192,633	—	—	401	736,370
Executive Vice President,
Chief Financial Officer and
Treasurer
Phillip D. Hixon(6)	2016	293,333	—	75,003	347,988	—	—	13,875	730,199
Executive Vice President,	2015	260,000	—	50,321	174,119	57,200	—	16,354	557,994
Store Operations	2014	155,507	—	7,294	112,410	25,328	—	6,317	306,856
Kelly J. Munsch(7)	2016	201,400	65,315	34,997	107,156	—	—	7,440	416,308
Vice President and
Controller
R. Michael Rouleau(8)	2016	191,641	—	856,223	828,039	—	—	365,544	2,241,447
Former Chief Executive	2015	676,667	—	1,099,996	330,809	385,000		148,069	2,640,541
Officer	2014	535,986	575,000	1,063,400	2,810,950	216,650		125,627	5,327,613
Jeffrey N. Boyer(9)	2016	24,105	—	—	—	—	—	15,811	39,916
Former Chief	2015	406,967	—	112,501	372,160	—	—	18,243	909,871
Administrative Officer	2014	328,333	—	58,378	1,495,943	103,167	—	5,394	1,991,215
and Chief Financial Officer

(1)
These columns represent the grant date fair value of the respective equity awards computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The amounts shown reflect the actual or probable outcome of performance conditions and market conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. The equity awards granted to Mr. Becker for fiscal 2016 included time-based stock options and performance-based stock options (including Target Options for performance at threshold or target level and Stretch Options for performance above target level). Due to an administrative oversight, the Stretch Options, which were originally intended to be granted at the same time as the Target Options, were not granted until after the end of fiscal 2016. The grant date fair value of the Stretch Options is included in Mr. Becker's compensation for fiscal 2016. The value of the Target Options granted to Mr. Becker was $1,376,565 at the grant date assuming that the highest level of performance conditions would be achieved. The value of the Stretch Options granted to Mr. Becker was $669,828 assuming that the highest level of performance conditions would be achieved. The value of the fiscal 2016 performance-based restricted stock award to Mr. Rouleau was $1,050,005 at the grant date assuming that the highest level of performance conditions would be achieved. Refer to note (1)(l) and note (6) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock and option awards included in the Summary Compensation Table above. For additional information regarding stock and option awards to the named executive officers, refer to the "Grants of Plan-Based Awards in Fiscal 2016" table and "Outstanding Equity Awards at 2016 Fiscal Year-End" table.

(2)
Because the Company did not achieve the threshold performance levels for fiscal 2016, the named executive officers did not receive cash incentive payments under the Annual Cash Incentive Plan for fiscal 2016. As described in footnote (7), Ms. Munsch received a discretionary performance bonus of $15,315 and a retention bonus of $50,000 related to her ongoing service as our Vice President and Controller. See "Executive Compensation—Compensation Discussion and Analysis—Fiscal 2016 Compensation Program and Payouts—Components of Compensation—Annual Cash Incentive Plan" above for more information regarding the Annual Cash Incentive Plan.

(3)
The amounts set forth in this column reflect the following for the fiscal year ended June 30, 2016:

	Matching Contributions(3-a)	Life Insurance(3-b)	Vacation Payout	Consulting Fees(3-c)	Miscellaneous(3-d)	Total All Other Compensation
Steven R. Becker	$—	$376	$—	$—	$15,308	$15,684
Melissa Phillips	11,484	724	—	—	—	12,208
Stacie R. Shirley	—	401	—	—	—	401
Phillip D. Hixon	11,050	2,419	—	—	406	13,875
Kelly J. Munsch	6,306	889	—	—	245	7,440
R. Michael Rouleau	—	1,655	—	363,889	—	365,544
Jeffrey N. Boyer	1,530	145	14,136	—	—	15,811

  (3-a)
  Matching contributions allocated by the Company to each of the named executive officers pursuant to the Company's 401(k) Profit Sharing Plan available to all eligible employees.

  (3-b)
  The value attributable to $300,000 of life insurance premiums (and imputed income) provided under the Company's health benefit program available to all eligible employees.

  (3-c)
  The consulting fees include the aggregate amount of monthly and other fees paid to Mr. Rouleau in fiscal 2016 pursuant to the terms of his Consulting Agreement, the terms of which are discussed in the narrative below.

  (3-d)
  The amounts set forth in this column represent, in the case of Mr. Becker, $11,600 in reimbursements for legal fees incurred in connection with his employment agreement and $3,708 for a physical and, in the case of Mr. Hixon and Ms. Munsch, the value attributable to long-term care insurance benefits that are no longer offered to all employees, but which are offered to eligible employees who participated in the benefits at the time the Company ceased to offer such benefits.
(4)
Mr. Becker was appointed our Chief Executive Officer on December 11, 2015. In December 2015, the Company and Mr. Becker entered into an employment agreement, the terms of which are discussed in the narrative below. Pursuant to the employment agreement, Mr. Becker received a lump sum cash payment of $147,671.23 for his service as Executive Chairman, which amount equals the prorated base salary Mr. Becker would have received if he was acting as our Chief Executive Officer during such time and is included in the "Bonus" column. Pursuant to his employment agreement, Mr. Becker received certain grants of stock options, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2016" table. With respect to the amount reflected as salary for fiscal 2016, $87,228 of such amount represents director fees paid to Mr. Becker in fiscal 2016, which he ceased earning upon becoming Chief Executive Officer. As disclosed in footnote (1) above, Mr. Becker's compensation for fiscal 2016 also includes the value of the Stretch Options, which were intended to be granted in fiscal 2016, but were not granted until after the end of fiscal 2016 due to an administrative oversight.

(5)
Ms. Shirley's appointment as our Executive Vice President, Chief Financial Officer and Treasurer was approved on December 17, 2015, and she began service in this position on January 18, 2016. The terms of Ms. Shirley's employment offer and agreement with the Company are memorialized in her offer letter from the Company and discussed in the narrative below. Pursuant to these employment arrangements, Ms. Shirley received a cash sign-on bonus of $60,000, a pro-rated portion of which must be paid back to the Company if she voluntarily resigns prior to the first anniversary of her start date, which is included in the "Bonus" column. Pursuant to these employment arrangements, Ms. Shirley received certain grants of stock options and restricted stock awards, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2016" table.

(6)
Mr. Hixon was promoted to Executive Vice President, Store Operations in September 2015. Mr. Hixon received a promotional increase from $260,000 to $300,000 to recognize his increased duties and responsibilities as Executive Vice President, Store Operations.

(7)
Ms. Munsch served as our Interim Principal Financial Officer and Interim Chief Accounting Officer from July 2015 until January 2016. Ms. Munsch did not receive any additional compensation in connection with this interim service. Ms. Munsch did receive a discretionary performance bonus of $15,315 and a retention bonus of $50,000 related to her ongoing service as our Vice President and Controller.

(8)
Mr. Rouleau retired in September 2015. The "Stock Awards" and "Option Award" columns reflect certain grants of stock options and shares of restricted stock to Mr. Rouleau, which are disclosed in the "Grants of Plan-Based Awards in Fiscal 2016" table; however, Mr. Rouleau subsequently forfeited these awards in connection with his retirement. In September 2015, the Company and Mr. Rouleau entered into a Consulting Agreement and Release (the "Consulting Agreement"), the terms of which are discussed in the narrative below. Pursuant to this Consulting Agreement, the Company agreed to cause certain unvested time-restricted stock awards to continue to vest during the term of the Consulting Agreement. The "Stock Awards" column includes the unvested time-restricted stock awards for which the vesting period was extended under the Consulting Agreement, which consist of 23,814 shares of restricted stock with a fair market value of $156,220 at the time the award was modified. This award was originally granted in fiscal 2014 and previously reported in the Company's proxy statement for the 2015 annual meeting of stockholders.

(9)
The employment of Mr. Boyer terminated effective as of July 22, 2015, and he was not granted any equity awards in fiscal 2016.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016

        The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers in fiscal 2016. The estimated possible payouts under non-equity incentive plan awards represent the bonus award opportunities granted to our named executive officers in fiscal 2016 under the Annual Cash Incentive Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven R. Becker(3)	—	$350,000	$700,000	—	—	—	—	—	—	—	—
	2/2/2016	—	—	—	—	—	—	—	295,508	$5.64	$706,323
	2/2/2016	—	—	—	147,754	295,508	591,016	—	—	$5.64	$1,340,070
Melissa Phillips(4)	—	$159,375	$318,750	—	—	—	—	—	—	—	—
	9/3/2015	—	—	—	—	—	—	15,823	—	—	$125,002
	9/3/2015	—	—	—	—	—	—	—	142,405	$7.90	$443,592
	11/2/2015	—	—	—	—	—	—	—	50,000	$5.95	$116,905
Stacie R. Shirley(5)	—	$120,000	$240,000	—	—	—	—	—	—	—	—
	2/2/2016	—	—	—	—	—	—	26,596	—	—	$150,001
	2/2/2016	—	—	—	—	—	—	26,596	—	—	$150,001
	2/2/2016	—	—	—	—	—	—	—	80,593	$5.64	$192,633
Phillip D. Hixon(6)	—	$90,000	$180,000	—	—	—	—	—	—	—	—
	9/3/2015	—	—	—	—	—	—	9,494	—	—	$75,003
	9/3/2015	—	—	—	—	—	—	—	85,443	$7.90	$266,155
	11/2/2015	—	—	—	—	—	—	—	35,000	$5.95	$81,834
Kelly J. Munsch(7)	—	$31,500	$63,000	—	—	—	—	—	—	—	—
	9/3/2015	—	—	—	—	—	—	4,430	—	—	$34,997
	9/3/2015	—	—	—	—	—	—	—	13,291	$7.90	$46,732
	11/2/2015	—	—	—	—	—	—	—	20,000	$5.95	$60,424
R. Michael Rouleau(8)	9/3/2015	—	—	—	44,304	88,608	132,912	—	—	—	$1,050,005
	9/3/2015	—	—	—	—	—	—	—	265,823	$7.90	$828,039
	9/28/2015	—	—	—	—	—	—	23,814	—	—	$156,220
Jeffrey N. Boyer(9)	—	—	—	—	—	—	—	—	—	—	—

(1)
For Messrs. Becker and Hixon and for Mses. Phillips, Shirley and Munsch, represents a grant pursuant to the Company's Annual Cash Incentive Plan for fiscal 2016 if the applicable Company financial performance metric is satisfied. The Compensation Committee determined a "target" performance level for the Company for the sole financial performance metric (operating income). Performance of the Company at the target level would result in an annual cash incentive that is 100% of Mr. Becker's base salary, 75% of Ms. Phillips' base salary, 60% of Ms. Shirley's base salary, 60% of Mr. Hixon's base salary and 30% of Ms. Munsch's base salary. The Compensation Committee also determined a range of possible cash incentives below target performance and above a "threshold" performance level. Performance of the Company at the threshold level would result in an annual cash incentive that is 50% of Mr. Becker's base salary, 37.5% of Ms. Phillips' base salary, 30% of Ms. Shirley's base salary, 30% of Mr. Hixon's base salary and 15% of Ms. Munsch's base salary. For amounts between the threshold and target levels, straight line interpolation was used. No payments were awarded under the plan if threshold performance was not achieved, and no additional payments were awarded for performance in excess of the target level. For 2016, the threshold performance level was not achieved and, therefore, no payments were made to any of the named executive officers under the Company's Annual Cash Incentive Plan for fiscal 2016. Messrs. Rouleau and Boyer departed from the Company prior to the adoption of the revised performance plan. See "Executive Compensation—Compensation Discussion and Analysis—Fiscal 2016 Compensation Program and Payouts—Components of Compensation—Annual Cash Incentive Plan" above for a description of the Annual Cash Incentive Plan for fiscal 2016.

(2)
This column represents the grant date fair value of the respective equity awards computed in accordance with FASB ASC Topic 718. The amounts shown reflect the actual or probable outcome of performance conditions and market conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note (1)(l) and note (6) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock and option awards. All equity awards granted during fiscal 2016 were granted pursuant to the 2014 Plan. Stock options granted under the 2014 Plan have an exercise price equal to the closing price on the date of grant.

(3)
The equity awards granted to Mr. Becker consist of: (i) a grant of stock options on February 2, 2016 to purchase 295,508 shares of the Company's Common Stock, which vest in four equal annual installments on February 2, 2017, February 2, 2018, February 2, 2019 and February 2, 2020; and (ii) a grant of stock options on February 2, 2016 to purchase 295,508 shares of the Company's Common Stock, referred to in this Proxy Statement as the Target Options, which vest on June 30, 2019, subject to certain performance conditions and subject to the right to earn a minimum number of stock options to purchase 147,574 shares for performance above threshold level but below target level. As discussed above, Mr. Becker's grant of the Target Options in fiscal 2016 was supposed to include a grant of stock options to purchase an additional maximum of 295,508 shares of the Company's Common Stock, referred to in this Proxy Statement as the Stretch Options, for performance above target level. The Stretch Options were not granted until September 21, 2016, after the end of fiscal 2016, due to an administrative oversight. The exercise price of the Stretch Options was $5.89 per share. The Stretch Options are included in this table. See "Executive Compensation—Compensation Discussion and Analysis—Fiscal 2016 Compensation Program and Payouts—Chief Executive Officer Compensation" above for a description of the performance-based stock options granted to Mr. Becker.

(4)
The equity awards granted to Ms. Phillips consist of: (i) a grant of 15,823 shares of restricted stock on September 3, 2015, which vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019; (ii) a grant of stock options on September 3, 2015 to purchase 142,405 shares of the Company's Common Stock, which vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019; and (iii) a grant of stock options on November 2, 2015 to purchase 50,000 shares of the Company's Common Stock, which vest on November 2, 2017.

(5)
The equity awards granted to Ms. Shirley consist of: (i) a grant of 26,596 shares of restricted stock on February 2, 2016, which vest in four equal annual installments on February 2, 2017, February 2, 2018, February 2, 2019 and February 2, 2020; (ii) a grant of 26,596 shares of restricted stock on February 2, 2016, which vest on February 2, 2018; and (iii) a grant of stock options on February 2, 2016 to purchase 80,593 shares of the Company's Common Stock, which vest in four equal annual installments on February 2, 2017, February 2, 2018, February 2, 2019 and February 2, 2020.

(6)
The equity awards granted to Mr. Hixon consist of: (i) a grant of 9,494 shares of restricted stock on September 3, 2015, which vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019; (ii) a grant of stock options on September 3, 2015 to purchase 85,443 shares of the Company's Common Stock, which vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019; and (iii) a grant of stock options on November 2, 2015 to purchase 35,000 shares of the Company's Common Stock, which vest on November 2, 2017.

(7)
The equity awards granted to Ms. Munsch consist of: (i) a grant of 4,430 shares of restricted stock on September 3, 2015, which vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019; (ii) a grant of stock options on September 3, 2015 to purchase 13,291 shares of the Company's Common Stock, which vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019; and (iii) a grant of stock options on November 2, 2015 to purchase 20,000 shares of the Company's Common Stock, which vest on November 2, 2017.

(8)
The equity awards granted to Mr. Rouleau consist of: (i) a grant of 88,608 shares of restricted stock on September 3, 2015, which vest on September 3, 2018, subject to certain performance conditions and subject to the right to earn a minimum number of 44,304 shares for performance above threshold level but below target level and the right to earn up to a maximum number of an additional 44,304 shares for performance above target level; (ii) a grant of stock options on September 3, 2015 to purchase 265,823 shares of the Company's Common Stock, which vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019; and (iii) a grant of 23,814 shares of restricted stock on September 28, 2015 in connection with the modification of a prior award, which vested on February 18, 2016, which resulted from the extension of the vesting period for a previously issued and reported award as discussed below. See "Executive Compensation—Compensation Discussion and Analysis—Fiscal 2016 Compensation Program and Payouts—Chief Executive Officer Compensation" above for a description of the performance-based restricted stock granted to Mr. Rouleau. Mr. Rouleau retired in September 2015. Under the terms of the option agreements entered into with Mr. Rouleau during his employment, all of his vested options remain exercisable for three years following his retirement subject to certain conditions, except that the stock options to purchase 350,000 shares granted to Mr. Rouleau in his employment agreement remained exercisable for 90 days after retirement. In addition, the Company and Mr. Rouleau entered into a Consulting Agreement in September 2015 governing his provision of consulting services to the Company after his retirement, which provided, among other things, that the time-vested restricted stock award for 47,629 shares granted to Mr. Rouleau on February 18, 2014 continued to vest during the term of the Consulting Agreement. At the time the Company and Mr. Rouleau entered into the Consulting Agreement, 50% of the shares subject to the February 18, 2014 award (23,814 shares) remained unvested and were scheduled to vest on February 18, 2016. The grant of 23,814 shares of restricted stock to Mr. Rouleau on September 28, 2015 reported in the table represents the restricted stock for which the vesting period was extended under the Consulting Agreement. This award was originally granted in fiscal 2014 and previously reported in the Company's proxy statement for the 2015 annual meeting of stockholders. Mr. Rouleau forfeited his remaining restricted stock awards and all of his unvested options upon his retirement.

(9)
The employment of Mr. Boyer terminated effective as of July 22, 2015, and he was not granted any equity awards in fiscal 2016.

 NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016 TABLE

Employment Agreements or Arrangements

Employment Agreement with Mr. Becker

        In connection with Mr. Becker's appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Becker on December 11, 2015. In the employment agreement, Mr. Becker agreed to serve as Chief Executive Officer for an initial term ending June 30, 2019. The initial term of employment automatically renews for successive one-year periods unless either party provides notice of non-renewal at least 90 days prior to the expiration of the then current employment term.

        Under the employment agreement, Mr. Becker is entitled to, among other things: (i) a lump sum cash payment of $147,671.23 for his prior service as Executive Chairman, which amount equals the pro-rated base salary Mr. Becker would have received if he was acting as Chief Executive Officer during such time pursuant to the terms of the Employment Agreement; (ii) an annual base salary of $700,000; and (iii) an initial grant of stock options on the second trading day following the Company's fiscal 2016 second quarter earnings announcement having an aggregate target value as determined in the Employment Agreement of $1.4 million, 50% of which were time-based stock options that vest in equal annual installments over four years beginning on the first anniversary of the grant date and 50% of which were performance-based stock options (with an additional stretch opportunity of $700,000 for performance above target level) that vest based on the achievement of certain performance goals during the three-year performance period beginning on July 1, 2016 and ending on June 30, 2019.

        Under the employment agreement, Mr. Becker is also eligible to earn an annual bonus each fiscal year under the Company's Annual Cash Incentive Plan with a threshold opportunity equal to 50% of his base salary, a target opportunity equal to 100% of his base salary, a stretch opportunity equal to 150% of his base salary and a maximum opportunity equal to 200% of his base salary, provided that the annual bonus for the fiscal year ending June 30, 2016 was to be pro-rated based upon the date Mr. Becker began serving as Executive Chairman during the fiscal year (but based on his annualized base salary). For 2016, the threshold performance level was not achieved and, therefore, no payments were made to Mr. Becker under the Company's Annual Cash Incentive Plan for fiscal 2016. In addition, Mr. Becker will be eligible for annual equity grants under the 2014 Plan, with the actual amount subject to the approval of the Board's Compensation Committee.

        In the employment agreement, Mr. Becker has agreed to certain restrictive covenants during the employment term and for one year thereafter (or 18 months if Mr. Becker is terminated for any reason on or within 12 months following a "change in control").

        Under the employment agreement, Mr. Becker is entitled to certain severance benefits as discussed below under "Potential Payments upon Termination or Change of Control."

        In connection with the approval of the employment agreement, on December 11, 2015, the Board's Compensation Committee adopted two new forms of nonqualified stock option award agreements (one for performance-based options and the other for time-based options) to be used for Mr. Becker's initial grant under the employment agreement and certain future grants, the terms of which are discussed below under "Potential Payments upon Termination or Change of Control."

Employment Arrangement with Ms. Shirley

        In connection with Ms. Shirley's appointment as Executive Vice President, Chief Financial Officer and Treasurer, the Company agreed to certain employment arrangements with Ms. Shirley on December 17, 2015 pursuant to an offer letter from the Company. Under these employment arrangements, the Company agreed to provide Ms. Shirley with an annual base salary of $400,000. The Company also agreed to cause her to be eligible to participate in the Company's Annual Cash Incentive Plan for the 2016 fiscal year, under which she could earn a bonus for the 2016 fiscal year equal to a specified percentage of her base salary as follows: 30% of her base salary at the threshold level of performance, 60% of her base salary at the target level of performance and 120% of her base salary at the maximum level of performance, which would be pro-rated in each case based upon her hire date. For 2016, the threshold performance level was not achieved and, therefore, no payments were made to Ms. Shirley under the Company's Annual Cash Incentive Plan for fiscal 2016.

        Under these employment arrangements, the Company also granted Ms. Shirley an initial annual grant of equity awards valued at $300,000, 50% of which were service-based non-qualified stock options and 50% of which were service-based restricted stock awards. Both the stock options and restricted stock awards vest ratably over four years, beginning with the first anniversary of the date of grant. In addition, in connection with her appointment, Ms. Shirley received (i) a sign-on bonus of $60,000, a prorated portion of which must be paid back to the Company if Ms. Shirley voluntarily resigns before the first anniversary of her start date and (ii) a supplemental grant of service-based restricted stock valued at $150,000 which will vest on the second anniversary of the date of grant. Ms. Shirley is also entitled to standard employee benefits generally offered to the Company's employees. In the event of an involuntary termination of her employment, Ms. Shirley will be entitled to receive a severance payment equal to her annual base salary as well as health benefits paid by the Company for 12 months in exchange for an executed severance agreement and release of claims.

Employment Agreement with Mr. Rouleau

        In August 2013, the Company and Mr. Rouleau entered into an employment agreement in connection with Mr. Rouleau's appointment as Chief Executive Officer of the Company. In the employment agreement, Mr. Rouleau agreed to serve for an initial term of two years as the Chief Executive Officer of the Company, or in such other position in the future as is determined by the Company's Board of Directors from time to time. The agreement provided that the initial term of employment would renew for successive one-year periods unless either party provided notice of non-renewal. Under the employment agreement, Mr. Rouleau was entitled to, among other things, (i) an annual salary of $560,000, which could be increased from time to time during his tenure as Chief Executive Officer, and could be increased or decreased, but not below $200,000, if he was then employed by the Company in another capacity, and (ii) to participate in the Annual Cash Incentive Plan for each fiscal year during the term of the employment agreement. Mr. Rouleau also received an initial cash signing bonus of $575,000 and an initial grant of stock options to purchase 350,000 shares of the Company's Common Stock and 30,000 shares of restricted stock. As of the end of fiscal 2016, all stock options and shares of restricted stock issued as a part of the initial grant have vested. In the employment agreement, Mr. Rouleau agreed to certain restrictive covenants during the employment term and for one year thereafter.

Consulting Agreement with Mr. Rouleau

        In September 2015, in connection with his retirement, the Company and Mr. Rouleau entered into a Consulting Agreement governing his provision of consulting services to the Company. The term of the Consulting Agreement ended on March 31, 2016. Under the Consulting Agreement, Mr. Rouleau agreed, during the term of the agreement, to assist with the transition of his prior duties and responsibilities, provide information and counsel upon request relating to any strategic or other matters related to the Company and provide such other consulting services as may be reasonably requested. In consideration for the consulting services, the Company agreed to pay Mr. Rouleau $58,333.33 for each month during the term of the consulting arrangement and to provide that the time-vested restricted stock award for 47,629 shares granted to Mr. Rouleau in 2014 would continue to vest during the term of the Consulting Agreement. The restricted stock award vested with respect to 50% of the shares subject to the award in February 2015 and the remaining 50% of the shares subject to the award vested in February 2016. Mr. Rouleau was entitled to an additional $10,000 payment after the end of the consulting term upon signing a mutual release. If Mr. Rouleau died or became disabled during the consulting term, he would have been entitled to the cash consulting fee for the remainder of the consulting term, the 2014 restricted stock award would fully vest, the time vested equity awards granted in fiscal 2015 would fully vest in accordance with their terms and his legal representative would be entitled to the additional $10,000 payment upon signing the mutual release. The Consulting Agreement was terminable by either the Company or Mr. Rouleau under certain circumstances. In the Consulting Agreement, Mr. Rouleau agreed to certain restrictive covenants.

Other Employment Agreements

        Except as disclosed above, the Company is not a party to employment agreements with any other current or former named executive officers identified in the Summary Compensation Table other than at-will employment arrangements.

        The Company has entered into indemnification agreements with each named executive officer, each in a form approved by the Company's Board and previously disclosed by the Company. The Company has also entered into a form of the indemnification agreement with each of its directors. The Company's Board has further authorized the Company to enter into the form of indemnification agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board. The indemnification agreement supplements and clarifies existing indemnification provisions of the Company's Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the indemnification agreement. The indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

Awards under Equity Plans

        The equity awards granted to the named executive officers during fiscal 2016 included the grants to Mr. Becker and Ms. Shirley in connection with their appointments to their respective positions as discussed above, annual LTI grants and special retention grants to Ms. Phillips, Ms. Munsch and Mr. Hixon.

        With respect to the stock option awards and restricted stock awards described under "Grants of Plan-Based Awards in Fiscal 2016", such awards require that the named executive officer remain employed by the Company until the respective dates listed in the table (or provide consulting services if no longer employed by the Company) and, in the case of performance-based awards, that certain performance metrics be achieved, in each case, subject to acceleration of vesting in certain circumstances described below under "Potential Payments upon Termination or Change of Control."

        The performance-based restricted stock award granted to Mr. Rouleau in fiscal 2016 was forfeited upon Mr. Rouleau's retirement in September 2015.

Annual Cash Incentive Plan

        See "Executive Compensation—Compensation Discussion and Analysis—Fiscal 2016 Compensation Program and Payouts—Components of Compensation—Annual Cash Incentive Plan" above for a description of the Annual Cash Incentive Plan for fiscal 2016 and the discussion of certain provisions of the Annual Cash Incentive Plan in "Potential Payments upon Termination or Change of Control" below.

 OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

        The following table sets forth certain information with respect to the unexercised stock options and restricted stock awards held by the named executive officers as of June 30, 2016:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Note Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Note Vested ($)
Steven R. Becker	5,000	5,000	(2)	—		$4.22	7/1/2022	—		—	—	—
	—	—		295,508	(3)	$5.64	2/2/2026	—		—	—	—
	—	295,508	(4)	—		$5.64	2/2/2026	—		—	—	—
Melissa Phillips	22,928	22,928	(5)	—		$14.72	5/13/2024	—		—	—	—
	7,235	21,704	(6)	—		$19.36	2/10/2025	—		—	—	—
	5,917	17,750	(7)	—		$14.26	5/12/2025	—		—	—	—
	—	142,405	(8)	—		$7.90	9/3/2025	—		—	—	—
	—	50,000	(9)	—		$5.95	11/2/2025	—		—	—	—
	—	—		—		—	—	22,753	(10)	$159,726	—	—
Stacie R. Shirley	—	80,593	(11)	—		$5.64	2/2/2026	—		—	—	—
	—	—		—		—	—	53,192	(12)	$373,408	—	—
Phillip D. Hixon	5,000	5,000	(13)	—		$12.83	11/6/2023	—		—	—	—
	2,338	2,336	(14)	—		$14.19	2/18/2024	—		—	—	—
	3,512	10,534	(15)	—		$18.42	8/26/2024	—		—	—	—
	2,506	7,518	(16)	—		$19.36	2/10/2025	—		—	—	—
	—	85,443	(17)	—		$7.90	9/3/2025	—		—	—	—
	—	35,000	(18)	—		$5.95	11/2/2025	—		—	—	—
	—	—		—		—	—	11,755	(19)	$82,520	—	—
Kelly J. Munsch	3,000	3,000	(20)	—		$12.83	11/6/2023	—		—	—	—
	1,883	5,649	(21)	—		$20.91	11/11/2024	—		—	—	—
	672	2,013	(22)	—		$19.36	2/10/2025	—		—	—	—
	—	13,291	(23)	—		$7.90	9/3/2025	—		—	—	—
	—	20,000	(24)	—		$5.95	11/2/2025	—		—	—	—
	—	—		—		—	—	5,720	(25)	$40,154	—	—
R. Michael Rouleau(26)	10,000	—		—		$5.88	11/28/2022	—		—	—	—
	100,000	—		—		$8.00	3/12/2023	—		—	—	—
	75,000	—		—		$8.54	5/22/2023	—		—	—	—
	67,500	—		—		$14.34	2/18/2024	—		—	—	—
	40,006	—		—		$14.34	2/18/2024	—		—	—	—
	11,907	—		—		$19.36	2/10/2025	—		—	—	—
Jeffrey N. Boyer(27)	—	—		—		—	—	—		—	—	—

(1)
Market value was determined using the closing price of Common Stock of $7.02, which was the closing price as reported on NASDAQ on June 30, 2016.

(2)
These options vested on July 1, 2016.

(3)
These options, referred to in this Proxy Statement as the Target Options, vest on June 30, 2019, subject to certain performance conditions. As discussed above, Mr. Becker's grant of the Target Options in fiscal 2016 was supposed to include a grant of stock options to purchase an additional maximum of 295,508 shares of the Company's Common Stock, referred to in this Proxy Statement as the Stretch Options, for performance above target level. The Stretch Options were not granted until September 21, 2016, after the end of fiscal 2016, due to an administrative oversight. The Stretch Options are not included in this table as they were not outstanding as of June 30, 2016.

(4)
These options vest in four equal annual installments on February 2, 2017, February 2, 2018, February 2, 2019 and February 2, 2020.

(5)
These options vest in two equal annual installments on May 13, 2017 and May 13, 2018.

(6)
These options vest in three equal annual installments on February 10, 2017, February 10, 2018 and February 10, 2019.

(7)
These options vest in three equal annual installments on May 12, 2017, May 12, 2018 and May 12, 2019.

(8)
These options vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019.

(9)
These options vest on November 2, 2017.

(10)
These restricted stock awards vest as follows: (i) 2,548 vest in two equal annual installments on May 13, 2017 and May 13, 2018; (ii) 2,411 vest in three equal annual installments on February 10, 2017, February 10, 2018 and February 10, 2019; (iii) 1,971 vest in three equal annual installments on May 12, 2017, May 12, 2018 and May 12, 2019; and (iv) 15,823 vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019.

(11)
These options vest in four equal annual installments on February 2, 2017, February 2, 2018, February 2, 2019 and February 2, 2020.

(12)
These restricted stock awards vest as follows: (i) 26,596 vest in four equal annual installments on February 2, 2017, February 2, 2018, February 2, 2019 and February 2, 2020; and (ii) 26,596 vest on February 2, 2018.

(13)
These options vest in two equal annual installments on November 6, 2016 and November 6, 2017.

(14)
These options vest in two equal annual installments on February 18, 2017 and February 18, 2018.

(15)
These options vest in three equal annual installments on August 26, 2016, August 26, 2017 and August 26, 2018.

(16)
These options vest in three equal annual installments on February 10, 2017, February 10, 2018 and February 10, 2019.

(17)
These options vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019.

(18)
These options vest on November 2, 2017.

(19)
These restricted stock awards vest as follows: (i) 256 vest in two equal annual installments on February 10, 2017 and February 10, 2018; (ii) 1,170 vest in three equal annual installments on August 26, 2016, August 26, 2017 and August 26, 2018; (iii) 835 vest in three equal annual installments on February 10, 2017, February 10, 2018 and February 10, 2019; and (iv) 9,494 vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019.

(20)
These options vest in two equal annual installments on November 6, 2016 and November 6, 2017.

(21)
These options vest in three equal annual installments on November 11, 2016, November 11, 2017 and November 11, 2018.

(22)
These options vest in three equal annual installments on February 10, 2017, February 10, 2018 and February 10, 2019.

(23)
These options vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019.

(24)
These options vest on November 2, 2017.

(25)
These restricted stock awards vest as follows: (i) 440 vest in two equal annual installments on February 18, 2017 and February 18, 2018; (ii) 627 vest in three equal annual installments on November 11, 2016, November 11, 2017 and November 11, 2018; (iii) 223 vest in three equal annual installments on February 10, 2017, February 10, 2018 and February 10, 2019; and (iv) 4,430 vest in four equal annual installments on September 3, 2016, September 3, 2017, September 3, 2018 and September 3, 2019.

(26)
Mr. Rouleau retired in September 2015. Under the terms of the option agreements entered into with Mr. Rouleau during his employment, all of his vested options remain exercisable for three years following his retirement subject to certain conditions, except that the stock options to purchase 350,000 shares granted to Mr. Rouleau in his employment agreement expired 90 days after retirement.

(27)
The employment of Mr. Boyer terminated effective as of July 22, 2015, and he forfeited all of his unvested equity awards upon his departure from the Company.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016

        The following table contains information regarding the value received by the named executive officers upon option award exercises and restricted stock award vesting during the fiscal year ended June 30, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven R. Becker	—	—	3,348	$20,255
Melissa Phillips	—	—	2,736	$17,396
Stacie R. Shirley	—	—	—	—
Phillip D. Hixon	—	—	799	$5,143
Kelly J. Munsch	—	—	505	$3,135
R. Michael Rouleau	—	—	25,106	$158,976
Jeffrey N. Boyer	—	—	—	—

(1)
Based on the closing price of the Company's Common Stock on the applicable vesting or exercise date.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive's employment or upon a change of control of the Company. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, involuntary termination with cause, retirement, in the event of the executive's death or disability and in connection with a change of control is shown below. Amounts for awards granted pursuant to the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan, as amended (the "2004 Plan"), the 2008 Plan and the 2014 Plan are calculated for purposes of the tables below, in the case of stock options, as the difference between the grant price of all outstanding in-the-money options and the closing price of Common Stock as of June 30, 2016 ($7.02) and, in the case of restricted stock, based on the closing price of Common Stock as of June 30, 2016 ($7.02). Except for Messrs. Rouleau and Boyer, whose employment with the Company was terminated prior to the end of fiscal 2016, the amounts shown assume that such termination was effective as of June 30, 2016, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination or upon our change of control. Accordingly, the amounts provided in this section are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such triggering event, except for with respect to Messrs. Rouleau and Boyer for the reason discussed above.

Payments Made Upon Termination

        Regardless of the manner in which a named executive officer's employment terminates, he or she is generally entitled to receive amounts earned during his or her term of employment. Such amounts include:

  •
  any accrued, unpaid base salary through the date of termination, any payments or benefits under employee benefit plans in which the executive participates on the date of termination and any unreimbursed expenses; and

  •
  awards granted pursuant to the 2004 Plan, the 2008 Plan and the 2014 Plan, to the extent vested or exercisable, except in the case of certain terminations for "cause" as discussed below.

        Under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination without "cause," all of the executive's options that were exercisable on the date of such termination remain exercisable for a period of 90 days after the date of such termination (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited.

        Under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan (and related award agreements thereunder), upon an executive's voluntary termination or involuntary termination for any reason (other than death, disability, retirement or in connection with a "change in control"), all unvested shares of restricted stock will be forfeited, provided that certain awards may continue to vest if the former employee serves as a director or consultant to the Company.

        The 2004 Plan and the award agreements under the 2008 Plan (for awards granted before February 18, 2014) generally define "cause" to mean (i) the commission of a felony or a crime involving moral turpitude or any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company into public disgrace, (iii) substantial and repeated failure to perform duties properly assigned to the executive, (iv) gross negligence or willful misconduct, or (v) breach of duty of loyalty or other act of fraud or dishonesty. During fiscal 2014, we adopted amended forms of award agreements for awards under the 2008 Plan, effective for awards granted under the plan on or after such date, under which "cause" is defined to mean (i) commission of fraud, embezzlement, theft, felony or an act of dishonesty in the course of the executive's employment which damaged the Company, (ii) disclosure of trade secrets of the Company, or (iii) violation the terms of any non-competition, non-disclosure or similar agreement to which the executive is a party. Award agreements under the 2014 Plan define "cause" to mean the same as such term is defined under the amended forms of award agreements for the 2008 Plan.

        The 2008 Plan also defines "cause" more broadly with respect to general provisions relating to forfeiture or recoupment of awards, whether exercised or unexercised or vested or unvested. If the committee administering the 2008 Plan finds that a holder of an award granted under the 2008 Plan, (i) committed fraud, embezzlement, theft, felony, a crime involving moral turpitude or an act of dishonesty in the course of his or her employment which damaged the Company, (ii) disclosed trade secrets of the Company, (iii) violated the terms of any non-competition, non-disclosure or similar agreement, (iv) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated, (v) substantially and repeatedly failed to perform the duties of such executive's office, (vi) committed gross negligence or willful misconduct, (vii) materially breached such executive's employment agreement, (viii) failed to correct or otherwise rectify any failure to comply with reasonable instruction from the Company that could materially or adversely affect the Company, (ix) willfully engaged in conduct materially injurious to the Company, (x) harassed or discriminated against the Company's employees, customers or vendors, (xi) misappropriated funds or assets, (xii) willfully violated Company policies or standards of business conduct, (xiii) failed to maintain specified immigration status, or (xiv) knowingly caused or assisted in causing the Company to engage in criminal misconduct, then some or all awards awarded to such holder, and all net proceeds realized with respect to any such awards, will be forfeited to the Company as determined by the committee. The committee may also specify in an award agreement that the rights, payments, and benefits of a holder of an award granted under the 2008 Plan with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

        Under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan (and related award agreements thereunder), upon an executive's involuntary termination for "cause," all of the executive's options will be forfeited immediately upon termination, whether or not then exercisable.

        Under the terms of the Annual Cash Incentive Plan, if a participating executive's employment is terminated voluntarily for any reason, or is terminated by the Company for any reason other than death or disability, during a performance period, the participating executive will immediately forfeit any right to receive any incentive cash bonus for such performance period. If the termination occurs after the end of the performance period, but prior to the date of actual payment for such performance period, the committee administering the Annual Cash Incentive Plan may pay the terminated executive an amount not to exceed the amount of incentive cash bonus earned for such performance period.

Payments Made Upon Retirement

        In the event of the retirement of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination"), under the terms of the 2004 Plan, the 2008 Plan and the 2014 Plan, all of the executive's options that were exercisable on the date of such retirement remain exercisable for a period of three years after the date of such retirement (but no later than the original expiration date of the options); provided that the executive does not compete against the Company (as defined in the applicable plan or award agreement) during such period, subject to certain exceptions, and all options that were not exercisable on such date will be forfeited, provided that certain awards may continue to vest if the former executive serves as a director or consultant to the Company. Upon the executive's retirement, all unvested shares of restricted stock awarded under the

2004 Plan, the 2008 Plan and the 2014 Plan will be forfeited, provided that certain awards may continue to vest if the former executive serves as a director or consultant to the Company. The 2004 Plan and the 2008 Plan generally define "retirement" to mean the same as such term is defined under any Company pension plan or retirement program or as otherwise approved by the committee administering the applicable plan. The 2014 Plan defines "retirement" to mean an executive's termination of service solely due to retirement upon or after the attainment of age 65.

Payments Made Upon Death or Disability

        In the event of the death or disability of a named executive officer (in addition to the items identified above under "Payments Made Upon Termination") the named executive officer would receive payments under the Company's disability or life insurance plan, as appropriate. Under the terms of the 2004 Plan and the 2008 Plan (and related award agreements thereunder) (for awards granted before February 18, 2014), upon an executive's death or disability, all of the executive's options that were exercisable on the date of death or disability remain exercisable for a period of one year after such date (but no later than the original expiration date of the options), all options that were not exercisable on such date will be forfeited and all unvested shares of restricted stock will vest. During fiscal 2014, we adopted amended forms of award agreements for awards under the 2004 Plan and the 2008 Plan, effective for awards granted under the plans on or after such date, under which, upon an executive's death or disability, all of the executive's unvested options will vest and become exercisable on the date of death or disability, all options will remain exercisable for a period of one year after such date (but no later than the original expiration date of the options), and all unvested shares of restricted stock will vest. Award agreements for awards under the 2014 Plan include provisions consistent with those in the amended forms of award agreements under the 2004 Plan and the 2008 Plan with respect to accelerated vesting of equity awards upon an executive's death or disability.

        The 2004 Plan defines "disability" to mean any disability that would entitle the executive to disability payments under any Company disability plan or as otherwise determined by the committee administering the applicable plan. The 2008 Plan defines "disability" to mean, (i) in the case of an award that is exempt from Code Section 409A, a disability that would entitle the executive to disability payments under any Company disability plan, or in the absence of such plan (or coverage thereunder), a permanent and total disability as defined in Code Section 22(e)(3), and (ii) in the case of an award subject to Code Section 409A, (A) the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) the executive is, by reason of any medically determinable physical or mental impairment that can expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company accident and health plan. The 2014 Plan defines "disability" to mean, (i) in the case of an award (other than an incentive stock option) that is exempt from Code Section 409A, a disability that would entitle the executive to disability payments under any Company disability plan or insurance policy, or in the absence of such plan or policy (or eligibility thereunder), that the executive, because of a physical or mental condition resulting from bodily injury, disease or mental disorder, is unable to perform his or her duties of employment for a period of six continuous months, as determined in good faith by the committee administering the plan, based upon medical reports or other evidence satisfactory to such committee, (ii) in the case of an incentive stock option, a total and permanent disability as defined under the rules governing such awards under the Code, and (iii) in the case of an award subject to Code Section 409A, a disability as defined under Code Section 409A and the regulations or other guidance issued thereunder (in lieu of the definition of disability for awards exempt from Code Section 409A to the extent necessary to comply with Code Section 409A).

        Under the terms of the Annual Cash Incentive Plan, if a participating executive's employment is terminated due to death or disability during a performance period, the committee administering the Annual Cash Incentive Plan may, in its discretion, pay the executive a pro rata portion of incentive cash bonus that would have been earned by the executive, if the executive had remained employed, based on the number of days worked during the performance period. The Annual Cash Incentive Plan defines "disability" to mean any disability that would entitle the executive to disability payments under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the executive is not entitled to participate in such plan or policy, a physical or mental condition resulting from bodily injury, disease or mental disorder that prevents the executive from performing his or her duties for a period of six continuous months, as determined in good faith by the committee administering the Annual Cash Incentive Plan, based upon medical reports or other evidence satisfactory to the committee. However, if the incentive cash bonus award is subject to Code Section 409A, then the term "disability" will have the meaning given such term under Code Section 409A.

Payments Made Upon Change of Control

        Except for Mr. Becker, none of our named executive officers have a formal employment agreement with the Company. Immediately prior to a change of control, all stock options and stock awards held by the named executive officer would automatically vest and become exercisable.

        Generally, a change of control is deemed to occur under the 2004 Plan, the 2008 Plan and the 2014 Plan if:

  (a)
  any "person" or "group" other than an "exempt person" (as defined in such plan), is or becomes the "beneficial owner" (as such terms are defined in the Exchange Act and the rules thereunder), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

  (b)
  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the Company is the surviving entity or which do not affect the Company's corporate existence and, in the case of awards under the 2008 Plan and the 2014 Plan, the transaction is actually consummated; or

  (c)
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an exempt person.

        In addition, a change of control is deemed to occur under the 2008 Plan and the 2014 Plan if the individuals who are the incumbent directors (as determined under such plan) cease for any reason to constitute a majority of the members of the Board.

  Steven R. Becker

        On December 11, 2015, we entered into an employment agreement with Mr. Becker, which contained additional severance benefits. Under the employment agreement, in the event of Mr. Becker's death or "disability" (in addition to the items identified above under "Payments Made Upon Termination"), Mr. Becker would be entitled to his incentive cash bonus earned under the Company's Annual Cash Incentive Plan for the fiscal year prior to the year of termination but not yet paid as of the date of termination and a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan for the fiscal year in which the termination occurred, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period.

        In addition, in the event of his death or "disability," Mr. Becker would be entitled to: (i) vesting of time-based equity awards (including Mr. Becker's initial equity grant of time-based equity awards under the agreement, consisting of time-based options to purchase 295,508 shares of the Company's Common Stock), pro-rated based on the number of days employed since the applicable grant date; and (ii) vesting of performance-based equity awards (including Mr. Becker's initial equity grant of performance-based equity awards under the agreement, consisting of performance-based options to purchase 295,508 shares of the Company's Common Stock), subject to achievement of applicable performance goals and pro-rated based on the number of days employed since the applicable grant date (provided that for Mr. Becker's initial grant of performance-based options under the agreement, if termination of employment occurs after December 11, 2018, no proration would occur). Mr. Becker (or his personal representative) will also have the ability to exercise vested options until the earlier of (x) one year following his death or "disability" (or, if later, one year from the end of the performance period for the performance-based options in his initial grant under the agreement) or (y) expiration of the options. Mr. Becker's employment agreement defines the term "disability" to mean a disability under the Company's 2014 Plan.

        Under the employment agreement, in the event Mr. Becker terminates his employment without "good reason," or the Company terminates his employment for "cause," Mr. Becker would only be entitled to the compensation identified above under "Payments Made Upon Termination."

        In the event Mr. Becker terminates his employment with "good reason," or the Company terminates his employment without "cause," prior to a "change in control" or more than 12 months thereafter (in addition to the items identified above under "Payments Made Upon Termination"), Mr. Becker would be entitled to: (i) 12 months base salary, paid in installments; (ii) his incentive cash bonus earned under the Company's Annual Cash Incentive Plan for the fiscal year prior to the year of termination but not yet paid as of the date of termination; and (iii) a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan for the fiscal year in which the termination occurred, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period. Mr. Becker would also forfeit any unvested options (including any options included in the initial grant under the agreement), and any vested options would remain exercisable until the earlier of (x) one year following his termination of all service with the Company (both as an employee and member of the Board) (or, if later, one year from the end of the performance period for the performance-based options in the initial grant under the agreement) or (y) expiration of the option's term.

        In the event Mr. Becker terminates his employment with "good reason," or the Company terminates his employment without "cause," on or within 12 months after a "change in control" (in addition to the items identified above under "Payments Made Upon Termination"), Mr. Becker would be entitled to: (i) 18 months base salary, paid in installments; (ii) his incentive cash bonus earned under the Company's Annual Cash Incentive Plan for the fiscal year prior to the year of termination but not yet paid as of the date of termination; and (iii) a pro-rated portion of his incentive cash bonus that would have been payable to him under the Company's Annual Cash Incentive Plan for the fiscal year in which the termination occurred, if he had remained employed during the entire performance period, payable at the same time as the bonus would otherwise be payable and subject to achievement of the applicable performance goals for the performance period. In addition, all unvested time-based options held by Mr. Becker (including any time-based options included in the initial grant under the agreement) would immediately vest and all unvested performance-based options held by Mr. Becker (including any performance-based options included in the initial grant under the agreement, if still outstanding) would remain eligible to vest based upon achievement of performance goals in accordance with the terms of the applicable award agreement (pro-rated based on actual days of employment (provided that for Mr. Becker's initial grant of performance-based options under the agreement, if termination of employment occurs after December 11, 2018, no proration would occur)). All vested options will have the same post-termination exercise period as described in the immediately preceding paragraph.

        In the event of Mr. Becker's termination upon the Company's non-renewal of the employment agreement, such termination would be treated as a termination without "cause" other than in connection with a "change in control" and Mr. Becker would be entitled to the same benefits and payments described above with respect to his termination without "cause."

        In the employment agreement, Mr. Becker has agreed to certain restrictive covenants during the employment term and for one year thereafter (or 18 months if Mr. Becker is terminated for any reason on or within 12 months following a "change in control").

        The employment agreement defines "cause" to mean: (i) an act of theft, embezzlement, fraud or dishonesty; (ii) any willful misconduct or gross negligence; (iii) any violation of fiduciary duties; (iv) conviction of, or pleading nolo contendere or guilty to, a felony or misdemeanor that may cause damage to the Company or its reputation; (v) an uncured, material violation of the Company's written policies, standards or guidelines; (vi) an uncured, willful failure or refusal to satisfactorily perform duties or responsibilities; and (vii) an uncured, material breach by Mr. Becker of the employment agreement or any other agreement with the Company. The employment agreement defines "good reason" to mean: (w) a material reduction by the Company of Mr. Becker's base salary or target bonus opportunity as a percentage of his base salary, without his consent; (x) an uncured, material breach by the Company of the employment agreement; (y) the Company's relocation of its principal executive offices, or requirement that Mr. Becker have his principal work location change which results in his principal work location being changed to a location in excess of 50 miles from the location of the Company's current principal executive offices, in each case, without Mr. Becker's consent; or (z) the failure by a successor to all or substantially all of the Company's assets to assume the employment agreement either contractually or by operation of law. The employment agreement defines a "change in control" to mean a change in control under the 2014 Plan.

        On December 11, 2015, we approved two new forms of nonqualified stock option award agreements (one for performance-based options and the other for time-based options) to be used for the initial equity award grant and certain future grants under the 2014 Plan to Mr. Becker pursuant to the employment agreement. The new forms reflect the terms of the awards as discussed above.

        The following table shows the potential payments upon termination or change of control of the Company for Mr. Becker, the Company's Chief Executive Officer, as of June 30, 2016, the last day of the 2016 fiscal year.

Executive Benefits and Payments Upon Separation	Voluntary Termination Without Good Reason or Involuntary Termination With Cause	Voluntary Termination With Good Reason or Involuntary Termination Without Cause Without Change in Control	Voluntary Termination With Good Reason or Involuntary Termination Without Cause With Change in Control		Disability		Death
Compensation:
Incentive cash bonus	—	—	—		—		—
Long-term incentive compensation:
Stock options	—	—	$815,602	(1)	$815,602	(1)	$815,602	(1)
Restricted stock awards	—	—	—		—		—
Benefits & perquisites:
Health & welfare benefits	—	—	—		—		—
Life insurance proceeds	—	—	—		—		$300,000
Cash severance	—	$700,000	$1,050,000		—		—
Total	—	$700,000	$1,865,602		$815,602		$1,115,602

(1)
Assumes that performance conditions for awards are met following termination.

  Melissa Phillips

        The following table shows the potential payments upon termination or change of control of the Company for Ms. Phillips, the Company's President and Chief Operating Officer, as of June 30, 2016, the last day of the 2016 fiscal year.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With or Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock options	—	—	—	$53,500	$53,500	$53,500
Restricted stock awards	—	—	—	$159,726	$159,726	$159,726
Benefits & perquisites:
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$213,226	$213,226	$513,226

  Stacie R. Shirley

        The following table shows the potential payments upon termination or change of control of the Company for Ms. Shirley, the Company's Executive Vice President—Chief Financial Officer and Treasurer, as of June 30, 2016, the last day of the 2016 fiscal year. Pursuant to her offer letter, in the event of an involuntary termination of her employment, Ms. Shirley is entitled to receive a severance payment equal to her annual base salary as well as health benefits paid by the Company for 12 months.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With or Without Cause		Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—		—	—	—
Long-term incentive compensation:
Stock options	—	—	—		$111,218	$111,218	$111,218
Restricted stock awards	—	—	—		$373,408	$373,408	$373,408
Benefits & perquisites:
Health & welfare benefits	—	—	$715	(1)	—	—	—
Life insurance proceeds	—	—	—		—	—	$300,000
Cash severance	—	—	$400,000		—	—	—
Total	—	—	$400,715		$484,626	$484,626	$784,626

(1)
Represents premiums for dental insurance. As of June 30, 2016, Ms. Shirley was not enrolled in the Company's medical insurance plan.

  Phillip D. Hixon

        The following table shows the potential payments upon termination or change of control of the Company for Mr. Hixon, the Company's Executive Vice President, Store Operations, as of June 30, 2016, the last day of the 2016 fiscal year.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With or Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock options	—	—	—	$37,450	$37,450	$37,450
Restricted stock awards	—	—	—	$82,520	$82,520	$82,520
Benefits & perquisites:
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$119,970	$119,970	$419,970

  Kelly J. Munsch

        The following table shows the potential payments upon termination or change of control of the Company for Ms. Munsch, the Company's Vice President and Controller, Store Operations, as of June 30, 2016, the last day of the 2016 fiscal year.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination With or Without Cause	Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock options	—	—	—	$21,400	$21,400	$21,400
Restricted stock awards	—	—	—	$40,154	$40,154	$40,154
Benefits & perquisites:
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Total	—	—	—	$61,554	$61,554	$361,554

  R. Michael Rouleau

        Mr. Rouleau, the Company's former Chief Executive Officer, retired in September 2015. In connection with his retirement, Mr. Rouleau did not receive any severance payments or accelerated vesting of equity awards. Certain equity awards continued to vest during the period he provided consulting services to the Company, as described below. Under his employment agreement, Mr. Rouleau was entitled to (i) accrued, unpaid base salary through the date of retirement, (ii) payments and benefits provided under the terms and conditions of the Company's benefit plans in which he was a participant on the date of retirement and (iii) any unreimbursed expenses properly incurred prior to retirement. Under the terms of the option agreements entered into with Mr. Rouleau during his employment, all vested options remain exercisable for three years following his retirement subject to certain conditions, except that the stock options to purchase 350,000 shares granted to Mr. Rouleau in his employment agreement remained exercisable for 90 days after retirement.

        The Company and Mr. Rouleau entered into a Consulting Agreement in September 2015 governing his provision of consulting services to the Company after his retirement. The Consulting Agreement provided for a term that ended on March 31, 2016. In consideration for the consulting services, under the Consulting Agreement, the Company paid Mr. Rouleau $58,333.33 for each month during the term of the Consulting Agreement and the time-vested restricted stock award for 47,629 shares granted to Mr. Rouleau in 2014 continued to vest during the term of the Consulting Agreement. The restricted stock award vested with respect to 50% of the shares subject to the award in February 2015 and the remaining 50% of the shares subject to the award vested in February 2016. Mr. Rouleau received an additional $10,000 payment after the end of the consulting term upon signing a mutual release. Under the terms of the time-vested restricted stock award and time-vested stock option granted to Mr. Rouleau in fiscal 2015, such awards continued to vest during the period that Mr. Rouleau provided consulting services to the Company.

  Jeffrey N. Boyer

        Mr. Boyer, the Company's former Executive Vice President, Chief Administrative Officer and Chief Financial Officer, terminated his employment with the Company, effective as of July 22, 2015. Mr. Boyer did not receive any severance payments or accelerated vesting of equity awards in connection with his termination.

 DIRECTOR COMPENSATION

        The table below summarizes the compensation earned by each non-employee director of the Company for the fiscal year ended June 30, 2016.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)(5)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Terry Burman	$109,178	$129,996	$—	$—	$—	$—		$239,174
Frank M. Hamlin	57,303	69,998	—	—	—	—		127,301
William Montalto	51,223	—	—	—	—	511,824	(3)(6)	563,047
Sherry M. Smith	80,652	69,998	—	—	—	—		150,650
Jimmie L. Wade	67,500	69,998	—	—	—	—		137,498
Richard S Willis	86,732	69,998	—	—	—	—		156,730

(1)
Mr. Burman served as Independent Lead Director from September 28, 2015 until the elimination of that position on December 11, 2015 at which time he was appointed independent Chairman of the Board. Mr. Burman did not receive any compensation for his service as Independent Lead Director. Mr. Burman received a pro rata portion of the annual fee for service as independent Chairman of the Board.

(2)
This column includes annual cash retainers for board and committee service, committee chair service and, in the case of Mr. Burman, independent Chairman service. In addition, this column includes fees paid to Mr. Burman ($15,000), Mr. Montalto ($7,500) and Ms. Smith ($7,500) for their service on a special committee of the Board formed to search for a new Chief Executive Officer.

(3)
This column represents the grant date fair value of the respective equity awards computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to note (1)(l) and note (6) to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for additional information on the valuation assumptions used in the calculation of grant date fair value for stock awards included in the table. The value of the stock awards is calculated using the closing price of the Common Stock on the date the awards were made to each director and include: (i) the standard annual restricted stock grant on February 2, 2016 to each director, except Mr. Montalto, who did not receive the standard annual restricted stock grant because he received restricted stock grants in connection with his interim service as an employee of the Company as discussed below; and (ii) a special restricted stock grant on February 2, 2016 to Mr. Burman in connection with his appointment as independent Chairman of the Board. The closing stock price represents the grant date fair value of the stock awards under the 2014 Plan.

(4)
On February 2, 2016, the Company granted each director, except Mr. Montalto, 12,411 shares of restricted stock under the 2014 Plan having a grant date fair value of $69,998 all of which are scheduled to vest on November 15, 2016, which represented the standard annual restricted stock grant under the Company's non-employee director compensation program. In addition, on February 2, 2016, the Company granted Mr. Burman 10,638 shares of restricted stock under the 2014 Plan having a grant date fair value of $59,998 all of which are scheduled to vest on November 15, 2016, which represented a special restricted stock grant on February 2, 2016 to Mr. Burman in connection with his appointment as independent Chairman of the Board.

(5)
The non-employee directors had the following outstanding equity awards at the end of the 2016 fiscal year.

	Outstanding Options— Exercisable (#)	Outstanding Options— Unexercisable (#)	Unvested Stock Awards (#)
Terry Burman	15,000	5,000	23,049
Frank M. Hamlin	—	—	12,411
William Montalto	15,000	5,000	—
Sherry M. Smith	—	—	12,411
Jimmie L. Wade	—	—	12,411
Richard S Willis	15,000	5,000	12,411
(6)
Effective as of August 20, 2015, Mr. Montalto entered into a consulting agreement with the Company pursuant to which Mr. Montalto provided IT consulting services to the Company until December 31, 2015. Under the agreement, Mr. Montalto was entitled to a consulting fee of $12,000 per month, reimbursement of expenses and indemnification from the Company. From January 1, 2016 through June 30, 2016, Mr. Montalto served as an employee of the Company in an interim position as Assistant to the Chief Executive Officer to assist in the search and hiring of the Chief Information Officer and Head of Supply Chain. In this role, Mr. Montalto received an annual base salary of $240,000 and a grant on February 2, 2016 of 59,397 shares of restricted stock under the 2014 Plan having a grant date fair value of $334,999. Mr. Montalto was also entitled to benefits generally available to other employees. The restricted stock grant provided for the following vesting schedule: 2/12s vested on February 29, 2016 and 1/12 were scheduled to vest on the last business day of each month beginning March 31, 2016 and ending December 30, 2016, which was the date on which the interim service was expected to end. Mr. Montalto completed the interim service on June 30, 2016, which was earlier than the expected end date of December 30, 2016. As a result, on June 30, 2016, 29,699 shares of restricted stock having an original grant date fair value of $167,502 were cancelled. The amount reflected in the "All Other Compensation" column for Mr. Montalto include his consulting fees, the pro rata portion of his base salary received for his interim service, the full grant date fair value of his original restricted stock grant without giving effect to the cancellation of the 29,699 shares of restricted stock upon the early completion of his interim service and the employer contributions to his benefits. Mr. Montalto did not receive any compensation as a director during his interim service, nor did he receive the standard annual restricted stock grant for non-employee directors.

        The Company has adopted the following compensation program for non-employee directors (the "Director Compensation Plan"):

	Board Fees ($)	Audit Committee Fees ($)	Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)
Annual Retainer	$50,000	$10,000	$7,500	$5,000
Annual Chairman Fee	60,000	20,000	15,000	10,000
Annual restricted stock grant—value	70,000	—	—	—

        Under the Director Compensation Plan, non-employee directors receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and the standard 20% discount on merchandise purchases that is provided to all of our employees.

        Upon being appointed as a non-employee director to the Board of Directors, a director will receive the standard annual grant of restricted stock awards valued at $70,000 on the grant date, provided that the director begins service on or prior to July 31 during the first year of service. If the director begins service after July 31 during the first year of service, the director will receive one-half of the standard annual grant of restricted stock awards valued at $35,000 on the grant date. The restricted stock vests on the earlier of the one year anniversary of the grant date or immediately prior to the Company's next annual meeting of stockholders on the annual meeting date.

        In addition, on February 2, 2016, the Company granted Mr. Burman 10,638 shares of restricted stock under the 2014 Plan having a grant date fair value of $59,998 all of which are scheduled to vest on November 15, 2016, which represented a special restricted stock grant on February 2, 2016 to Mr. Burman in connection with his appointment as independent Chairman of the Board. The Company also paid fees to Mr. Burman ($15,000), Mr. Montalto ($7,500) and Ms. Smith ($7,500) for their service on a special committee of the Board formed to search for a new Chief Executive Officer.

        Effective July 1, 2016, Mr. Montalto entered into a consulting agreement with the Company pursuant to which Mr. Montalto has agreed to provide IT consulting services to the Company until December 31, 2016. Under the agreement, Mr. Montalto is entitled to a consulting fee of $15,000 per month, reimbursement of expenses and indemnification from the Company.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our common stock that may be issued upon the exercise of options under equity compensation plans approved by stockholders as of June 30, 2016, the end of the 2016 fiscal year. We do not have any equity compensation plans that were not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column) (thousands)
Equity Compensation Plans Approved by Security Holders	2,862	$8.07	3,081
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,862	$8.07	3,081

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee, which is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the applicable NASDAQ rules and SEC requirements relating to the independence of audit committee members, oversees Tuesday Morning Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, which included a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

        The Audit Committee is responsible for appointment, compensation and oversight of the Company's independent registered public accounting firm, Ernst & Young. The Audit Committee reviewed with Ernst & Young who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Tuesday Morning Corporation's accounting principles. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 (codified as Auditing Standard No. 1301), "Communications with Audit Committees", issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, and has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Audit Committee meets with the Company's Chief Financial Officer to discuss the overall scope and results of projects, including evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for filing with the Securities and Exchange Commission. The Audit Committee also selected Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.

As Members of the Audit Committee,
Richard S Willis, Chair Sherry M. Smith Jimmie L. Wade

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures with Respect to Related Party Transactions

        The Company has adopted a written policy governing the review, approval or ratification of "Related Party Transactions," as described below (the "Policy").

  Related Party Transactions

        For the purposes of the Policy, a "Related Party Transaction" is a transaction or any material amendment to a transaction, including, but not limited to, any financial transaction, agreement, arrangement or relationship (including any indebtedness of guarantee of indebtedness), or any series of similar transactions, agreements, arrangements or relationships, in which the Company was, is or will be a participant, and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect material interest (subject to certain exceptions).

        For purposes of the Policy, a "Related Party" is: (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, an executive officer, a director, or a nominee for director of the Company; (ii) any person who, at the time of the occurrence or existence of the Related Party Transaction, is the beneficial owner of more than 5% of any class of the Company's voting securities; or (iii) any "immediate family member" (as defined in the Policy) of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of any of the foregoing persons.

  Approval Procedures

        The Policy requires that when the Company or a Related Party proposes to engage in a transaction that is potentially a Related Party Transaction, the following steps will be taken:

  •
  The Related Party will submit the matter for review by the Company's General Counsel prior to entering into the transaction.

  •
  The General Counsel will then assess whether the proposed transaction is a Related Party Transaction for purposes of the Policy. If the General Counsel determines that the proposed transaction is a Related Party Transaction, the proposed Related Party Transaction will be submitted to the Audit Committee for consideration or, in those instances in which that is not practicable or desirable, to the Chair of the Audit Committee (who will possess delegated authority to act on behalf of the Committee). The Audit Committee, or when submitted to the Chair, the Chair, will consider the relevant facts and circumstances of the Related Party Transaction. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member, directly or indirectly, is involved.

  •
  The Audit Committee (or the Chair) will approve or ratify only those Related Party Transactions that the Audit Committee (or the Chair) believes are fair to the Company and that are determined to be in, or are not inconsistent with, the best interests of the Company and its stockholders. The Audit Committee or Chair, as applicable, shall convey the decision to the General Counsel, who shall convey the decision to the Related Party and appropriate persons within the Company.

  •
  In the event it is not practicable to present any Related Party Transaction to the Audit Committee or the Chair prior to entering into such Related Party Transaction, it may be presented to the General Counsel for approval or be preliminarily entered into subject to ratification by the Audit Committee; provided, however, that if the Audit Committee or the

    Chair does not ratify the Related Party Transaction, the Company will take all reasonable efforts or actions to cancel or terminate it.

Ratification Procedures

        In the event any Related Party Transaction is not reported to the Audit Committee or the Chair or approved pursuant to the above described process prior to the Company entering into such Related Party Transaction, the following steps will be taken:

  •
  The Related Party Transaction will be submitted to the Audit Committee or Chair, and the Audit Committee or Chair will consider all of the relevant facts and circumstances available to the Audit Committee or the Chair. No member of the Audit Committee will participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member directly or indirectly is involved.

  •
  Based on the conclusions reached with respect to the standards set forth above concerning approval of Related Party Transactions, the Audit Committee or the Chair will evaluate all options, including but not limited to ratification, amendment or termination of the Related Party Transaction.

Disclosure

        Under the Policy, all Related Party Transactions that are required to be disclosed in the Company's filings with the SEC, as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules and regulations, will be so disclosed in accordance with such laws, rules and regulations. Furthermore, all Related Party Transactions will be disclosed to the Board of Directors following approval or ratification, as the case may be, of a Related Party Transaction.

Report of the Company's Related Party Transactions

        The Company did not participate in any Related Party Transactions during the fiscal year ended June 30, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established by the SEC for the filing of these reports, and we are required to disclose in this Proxy Statement any failure to file by these dates. The SEC's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and on written representations from the reporting persons that no report was required, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred during the fiscal year ended June 30, 2016, except that (i) Mr. Hixon inadvertently did not timely file a Form 4 for two transactions that occurred in February 2016 in connection with his sale of stock to satisfy tax obligations due upon the vesting of restricted stock awards, but such transactions were reflected in a Form 4 that was subsequently filed and (ii) Ms. Munsch inadvertently did not timely file a Form 4 for one transaction that occurred in November 2015 in connection with her sale of stock to satisfy tax obligations due upon the vesting of restricted stock awards, but such transaction was reflected in a Form 4 that was subsequently filed.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 22, 2016 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on September 22, 2016 (based upon SEC filings), (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group. The Company has determined beneficial ownership in accordance with the rules and regulations of the SEC. Unless otherwise indicated, to the Company's knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On September 22, 2016, there were 45,097,819 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name	Number	Percent
T. Rowe Price Associates, Inc.(1)	6,747,230	15.0%
1900 E. Pratt Street Baltimore, MD 21202
BlackRock, Inc.(2)	4,501,529	10.0%
55 East 52nd Street New York, NY 10055
PRIMECAP Management Company(3)	4,422,400	9.8%
177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105
Adage Capital Partners, L.P.(4)	3,194,657	7.1%
200 Clarendon Street, 52nd Floor Boston, MA 02116
Wellington Management Group LLP(5)	3,194,515	7.1%
280 Congress Street Boston, MA 02210
Dimensional Fund Advisors LP(6)	2,539,815	5.6%
Building One, 6300 Bee Cave Road Austin, TX 78746
PAR Investment Partners, L.P.(7)	2,263,000	5.0%
One International Place, Suite 2041 Boston, MA 02110
Steven R. Becker(8)	1,262,589	2.8%
Terry Burman(9)	130,835	*
Frank M. Hamlin(10)	28,511	*
William Montalto(11)	93,500	*
Sherry M. Smith(12)	20,661	*
Jimmie L. Wade(13)	19,508	*
Richard S Willis(14)	50,884	*
Melissa Phillips(15)	198,644	*
Phillip D. Hixon(16)	94,977	*
R. Michael Rouleau(17)	418,646	*
Jeffrey N. Boyer(18)	26,029	*
Stacie R. Shirley(19)	77,827	*
Kelly J. Munsch(20)	23,382	*
All directors and executive officers as a group (11 persons)(21)	2,001,118	4.4%

*
Denotes ownership of less than 1.0%.

(1)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 9, 2016 by T. Rowe Price Associates, Inc. ("TRP Associates") and T. Rowe Price Small-Cap Stock Fund, Inc. ("TRP Fund"), TRP Associates has the sole power to vote 915,200 shares of the 6,747,230 shares of Common Stock and the sole power to dispose of all of the 6,747,230 shares of Common Stock and TRP Fund has the sole power to vote 4,072,300 shares of the 6,747,230 shares of Common Stock and no dispositive power.

(2)
Based on information set forth in the Schedule 13G/A filed with the SEC on August 9, 2016 by BlackRock, Inc. ("BlackRock"), BlackRock has the sole power to vote 4,397,793 shares of the 4,501,529 shares of Common Stock, and the sole power to dispose of all of the 4,501,529 shares of Common Stock.

(3)
Based on information set forth in the Schedule 13G/A filed with the SEC on July 6, 2016 by PRIMECAP Management Company ("PMC"), PMC has the sole power to vote 3,073,000 shares of the 4,422,400 shares of Common Stock and the sole power to dispose of all of the 4,422,400 shares of Common Stock.

(4)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 16, 2016 by Adage Capital Partners, L.P. ("ACP"), Adage Capital Partners GP, L.L.C. ("ACPGP"), Adage Capital Advisors, L.L.C. ("ACA"), Robert Atchinson and Phillip Gross (collectively, the "Adage Reporting Persons"), each of the Adage Reporting Persons has the shared power to vote all of the 3,194,657 shares of Common Stock and the shared power to dispose of all of the 3,194,657 shares of Common Stock. ACPGP is the general partner of ACP and ACA is the managing member of ACPGP and therefore ACPGP and ACA may be deemed to beneficially own securities owned by ACP. Messrs. Atchinson and Gross are the managing members of ACA and therefore Messrs. Atchinson and Gross may be deemed to beneficially own securities owned by ACP.

(5)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 11, 2016 by Wellington Management Group LLP ("WMG"), Welling Group Holdings LLP ("WGH"), Wellington Investment Advisors Holdings LLP ("WIAH") and Wellington Management Company LLP ("WMC") (collectively, the "Wellington Reporting Persons"), each of the Wellington Reporting Persons has the shared power to vote 2,325,920 shares of the 3,194,515 shares of Common Stock, WMG, WGH, and WIAH have the shared power to dispose of all of the 3,194,515 shares of Common Stock and WMC has the shared power to dispose of 3,070,630 shares of the 3,194,515 shares of Common Stock.

(6)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP ("Dimensional"), Dimensional is an investment advisor to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, such investment companies, funds, trusts, and accounts, the "Dimensional Funds"). Dimensional may be deemed to be the beneficial owner of all of the 2,539,815 shares of Common Stock held by the Dimensional Funds as Dimensional has the sole power to vote 2,527,530 of such shares and the sole power to dispose of all 2,539,815 of such shares.

(7)
Based on information set forth in the Schedule 13G filed with the SEC on September 23, 2016 by PAR Investment Partners, L.P. ("PAR"), PAR Group, L.P. ("PAR Group") and PAR Capital Management, Inc. ("PAR Capital Management") (collectively, the "PAR Reporting Persons"), each of the PAR Reporting Persons has the sole power to vote all of the 2,263,000 shares of Common Stock and the sole power to dispose of all of the 2,263,000 shares of Common Stock. PAR Group is the sole general partner of PAR and PAR Capital is the sole general partner of PAR Group and therefore PAR Group and PAR Capital may be deemed to be the beneficial owner of all shares held directly by PAR.

(8)
Represents 8,402 shares of Common Stock held directly, 1,244,187 shares of Common Stock held indirectly and 10,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2016. Shares of Common Stock held indirectly include 1,244,187 shares held by Western Family Value I, L.P. ("WFV I"). Western Family Value, LLC ("WFV") is the general partner of WFV I and may be deemed to beneficially own securities owned by WFV I. Mr. Becker is the sole member of WFV and may be deemed to beneficially own securities owned by WFV. Mr. Becker disclaims beneficial ownership of the securities owned by WFV I and WFV, except to the extent of the pecuniary interest of Mr. Becker in such securities.

(9)
Represents 92,786 shares of Common Stock held directly, 15,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2016 and 23,049 unvested shares of restricted stock.

(10)
Represents 16,100 shares of Common Stock held directly and 12,411 unvested shares of restricted stock.

(11)
Represents 23,500 shares of Common Stock held directly, 55,000 shares of Common Stock held indirectly by the William Montalto Revocable Trust and 15,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2016.

(12)
Represents 8,250 shares of Common Stock held directly and 12,411 unvested shares of restricted stock.

(13)
Represents 7,097 shares of Common Stock held directly and 12,411 unvested shares of restricted stock.

(14)
Represents 18,473 shares of Common Stock held directly, 20,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2016 and 12,411 unvested shares of restricted stock.

(15)
Represents 25,997 shares of Common Stock held directly, 71,682 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2016 and 100,765 unvested shares of restricted stock.

(16)
Represents 2,783 shares of Common Stock held directly, 40,729 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2016 and 51,465 unvested shares of restricted stock.

(17)
Represents 114,233 shares of Common Stock held indirectly by the Rouleau Family Revocable Living Trust and 304,413 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2016. The information reported for Mr. Rouleau is based on information available to the Company and may not reflect his current beneficial ownership.

(18)
The employment of Mr. Boyer terminated effective as of July 22, 2015. The information reported for Mr. Boyer is based on information available to the Company and may not reflect his current beneficial ownership.

(19)
Represents 77,827 unvested shares of restricted stock.

(20)
Represents 1,293 shares of Common Stock held directly, 12,261 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2016 and 9,828 unvested shares of restricted stock.

(21)
Represents 204,681 shares of Common Stock held directly, 1,299,187 shares of Common Stock held indirectly, 184,672 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 22, 2016 and 312,578 unvested shares of restricted stock. Does not include shares of Common Stock reported as beneficially owned in the table above by Messrs. Rouleau or Boyer as they were not serving as executive officers of the Company as of the date of this Proxy Statement.

 STOCKHOLDERS' PROPOSALS

        Pursuant to Rule 14a-8, to be included in the Board of Directors' solicitation of proxies relating to the 2017 annual meeting of the Company's stockholders, a stockholder proposal must be received at our principal executive offices, no later than June 7, 2017.

        With respect to stockholder proposals to be presented at the 2017 annual meeting which are not intended to be included in our proxy statement relating to that meeting, pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), a stockholder's written notice of such proposal, in the form specified in the Bylaws, must be delivered to or mailed and received at our principal executive offices no earlier than July 19, 2017 and no later than August 18, 2017. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice of by August 18, 2017, with respect to proxies submitted for the 2017 annual meeting of the Company's stockholders.

        Pursuant to the Bylaws, in order to nominate persons for election to the Board of Directors at the 2017 annual meeting of the Company's stockholders, a stockholder must deliver notice of the intention to submit nominations at the meeting, in the form specified in the Bylaws, to the Secretary of the Company no earlier than July 19, 2017 and no later than August 18, 2017.

        We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young served as our independent registered public accounting firm for the fiscal year ended June 30, 2016, and the Audit Committee has selected Ernst & Young as the independent registered public accounting firm for the fiscal year ending June 30, 2017. The Board is soliciting the ratification of this selection by the Company's stockholders at the Annual Meeting.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and may make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements, including the audit of the Company's internal control over financial reporting and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2016 and fiscal 2015 were $843,910 and $773,003, respectively.

Audit-Related Fees

        The aggregate fees billed by Ernst & Young for audit-related services rendered for the fiscal years ended June 30, 2016 and June 30, 2015, were $24,160 and $9,296, respectively. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." The fiscal 2016 services also related to the Company's subscription to on-line research. The fiscal 2015 services also related to an SEC filing made by the Company.

Tax Fees

        The aggregate fees billed by Ernst & Young for tax-related services rendered for each of the fiscal years ended June 30, 2016 and June 30, 2015 were $81,606 and $32,286, respectively. Tax fees consist of fees billed for tax services that are unrelated to the audit of our consolidated financial statements and include assistance regarding federal, state and local tax compliance, approved tax planning and other tax advice.

All Other Fees

        Excluding the audit fees, audit-related fees and tax fees mentioned above, there were no other fees billed by Ernst & Young during the fiscal years ended June 30, 2016 and June 30, 2015, respectively.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit fees, audit-related fees, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year (and except for items exempt from pre-approval under applicable laws and rules), the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. All audit and non-audit services for the fiscal year ended June 30, 2016 were pre-approved by the Audit Committee.

HOUSEHOLDING OF PROXIES

        For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy materials, or Notice of Internet Availability of Proxy Materials, as applicable, delivering a single annual report and proxy statement to multiple stockholders who have requested printed copies and share an address, unless contrary instructions have been received from one or more of the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our Annual Report and Proxy Statement, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares.

        You may request to receive at any time a separate copy of our Annual Report or Proxy Statement by sending a written request to the Company's Secretary at 6250 LBJ Freeway, Dallas, Texas 75240 or by telephoning (972) 387-3562. A separate copy of the requested materials will be sent promptly following receipt of your request.

 OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,

Bridgett C. Zeterberg Secretary

Dallas, Texas,
October 5, 2016

 APPENDIX A

COMPOSITE COPY OF

TUESDAY MORNING CORPORATION

2014 LONG-TERM INCENTIVE PLAN

AS PROPOSED TO BE AMENDED

        The Tuesday Morning Corporation 2014 Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors of Tuesday Morning Corporation, a Delaware corporation (the "Company"), effective as of September 16, 2014 (the "Effective Date"), subject to approval by the Company's stockholders.

ARTICLE 1
PURPOSE

        The purpose of the Plan is to attract and retain the services of key Employees, key Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, and Other Awards, whether granted singly, or in combination, or in tandem, that will:

          (a)   increase the interest of such persons in the Company's welfare;

          (b)   furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

          (c)   provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.

        With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2
DEFINITIONS

        For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        2.1   "2008 Plan" means the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan.

        2.2   "2008 Plan Awards" means (i) any awards under the 2008 Plan that are outstanding on the Effective Date, and that, on or after the Effective Date, are forfeited, expire or are canceled; and (ii) any shares subject to awards under the 2008 Plan that, on or after the Effective Date, are used to satisfy the exercise price or tax withholding obligations with respect to such awards.

        2.3   "Applicable Law" means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, and any other applicable law, rule or restriction.

        2.4   "Award" means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an "Incentive").

        2.5   "Award Agreement" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

        2.6   "Award Period" means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

        2.7   "Board" means the board of directors of the Company.

        2.7A  "Cause" shall have the meaning set forth in the Participant's Award Agreement (which may reference such term as defined in the Participant's employment agreement, if any).

        2.8   "Change in Control" means the occurrence of one of the following events:

          (a)   if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

          (b)   there is consummated a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation (1) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (2) effected to implement a recapitalization of the Company (or a similar transaction) in which no "person" or "group" becomes the "beneficial owner", directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such "person" or "group" any securities acquired directly from the Company) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, and following which the Company's chief executive officer and Incumbent Directors retain their positions with the Company; or

          (c)   the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated a sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person; or

          (d)   the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board.

        Notwithstanding the foregoing provisions of this Section 2.8, if an Award issued under the Plan is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of such Award under the Plan unless such event also constitutes a change in the Company's ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

        2.9   "Code" means the United States Internal Revenue Code of 1986, as amended.

        2.10 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

        2.11 "Common Stock" means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

        2.12 "Company" means Tuesday Morning Corporation, a Delaware corporation, and any successor entity.

        2.13 "Contractor" means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person (or any entity employing such person) and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        2.14 "Corporation" means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a "corporation" if it satisfies the definition of a corporation under Section 7701 of the Code.

        2.15 "Date of Grant" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

        2.16 "Dividend Equivalent Right" means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.

        2.17 "Employee" means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

        2.18 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        2.19 "Executive Officer" means an officer of the Company or a Subsidiary subject to Section 16 of the Exchange Act or a "covered employee" as defined in Section 162(m)(3) of the Code.

        2.20 "Exempt Person" means (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity; (ii) a Subsidiary of the Company or a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company; or (iii) any other person whose acquisition of voting securities is approved in advance by a majority of the Incumbent Directors.

        2.21 "Exercise Date" is defined in Section 8.4 hereof.

        2.22 "Exempt Shares" is defined in Section 16.2(a) hereof.

        2.23 "Fair Market Value" means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc., formerly known as Pink OTC Markets Inc.; or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

        2.24 "Family Members" is defined in Section 15.8 hereof.

        2.25 "Full Value Award" is defined in Section 16.2(b) hereof.

        2.25A  "Good Reason" shall have the meaning set forth in the Participant's Award Agreement (which may reference such term as defined in the Participant's employment agreement, if any).

        2.26 "Incentive" is defined in Section 2.4 hereof.

        2.27 "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

        2.28 "Incumbent Director" means:

          (a)   a member of the Board on the Effective Date; or

          (b)   an individual:

            (1)   who becomes a member of the Board after the Effective Date;

            (2)   whose appointment or election by the Board or nomination for election by the Company's stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

            (3)   whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

        2.29 "Independent Third Party" means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

        2.30 "Nonqualified Stock Option" means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

        2.31 "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

        2.32 "Other Award" means an Award issued pursuant to Section 6.9 hereof.

        2.33 "Outside Director" means a director of the Company who is not an Employee or a Contractor.

        2.34 "Participant" means an Employee or Contractor of the Company or a Subsidiary or an Outside Director to whom an Award is granted under this Plan.

        2.35 "Performance Award" means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.

        2.36 "Performance Criteria" is defined in Section 6.10 hereof.

        2.37 "Performance Goal" means any of the goals set forth in Section 6.10 hereof.

        2.38 "Plan" means this Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended from time to time.

        2.39 "Reporting Participant" means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

        2.40 "Restricted Stock" means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

        2.41 "Restricted Stock Units" means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

        2.42 "Restriction Period" is defined in Section 6.4(b)(i) hereof.

        2.43 "Retirement" means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65).

        2.44 "SAR" or "Stock Appreciation Right" means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

        2.45 "SAR Price" means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

        2.46 "Spread" is defined in Section 12.4(b) hereof.

        2.47 "Stock Option" means a Nonqualified Stock Option or an Incentive Stock Option.

        2.48 "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

        2.49 "Tenure Award" is defined in Section 16.2(c) hereof.

        2.50 "Termination of Service" occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a "Termination of Service" shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or

Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.50, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Termination of Service" for purposes of such Award shall be the definition of "separation from service" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

        2.51 "Total and Permanent Disability" means a Participant is qualified for long-term disability benefits under the Company's or Subsidiary's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.51, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Total and Permanent Disability" for purposes of such Award shall be the definition of "disability" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3
ADMINISTRATION

        3.1    General Administration; Establishment of Committee.    Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the "Committee"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

        Membership on the Committee shall be limited to those members of the Board who are "outside directors" under Section 162(m) of the Code and "non-employee directors" as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        3.2    Designation of Participants and Awards.    The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

        3.3    Authority of the Committee.    The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules and regulations, as necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee's discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

        The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

        With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

        Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

        5.1    Number Available for Awards.    Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is the sum of (i) six million one hundred thousand (6,100,000) shares plus (ii) any 2008 Plan Awards; of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to an Executive Officer during any calendar year is one million (1,000,000) shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

        5.2    Reuse of Shares.    To the extent that any Awards under this Plan or any 2008 Plan Awards shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Awards, 2008 Plan Awards or stock options so forfeited, expired, or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under the Plan. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company or shares canceled on account of termination, expiration or lapse of an Award, shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

ARTICLE 6
GRANT OF AWARDS

        6.1    In General.

          (a)   The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan by the Board. The Plan shall be submitted to the Company's stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

          (b)   If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

          (c)   Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        6.2    Option Price.    The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

        6.3    Maximum ISO Grants.    The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company's stock transfer records.

        6.4    Restricted Stock.    If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and in the event the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.

          (a)    Legend on Shares.    The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company's receipt of such request.

          (b)    Restrictions and Conditions.    Shares of Restricted Stock shall be subject to the following restrictions and conditions:

              (i)  Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

             (ii)  Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

            (iii)  The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

            (iv)  Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

        6.5    SARs.    The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a SAR shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of

Section 162(m) and the regulations and other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

        6.6    Restricted Stock Units.    Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that a Restricted Stock Unit award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

        6.7    Performance Awards.

          (a)   The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

          To the extent the Committee determines that a Performance Award shall comply with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder, and if it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a Performance Award (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the Performance Goal was initially established. In no event, however, may the Committee increase the amount earned under such a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the amount to be earned under the Performance Award and the Committee determines not to make such reduction or elimination.

          With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

          (b)   Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company's business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

          (c)   Notwithstanding the foregoing, in order to comply with the requirements of Section 162(m) of the Code, if applicable, no Participant may receive in any calendar year Performance Awards intended to comply with the requirements of Section 162(m) of the Code which have an aggregate value of more than $5,000,000, and if such Performance Awards involve the issuance of shares of Common Stock, said aggregate value shall be based on the Fair Market Value of such shares on the time of the grant of the Performance Award. In no event, however, shall any Performance Awards not intended to comply with the requirements of Section 162(m) of the Code be issued contingent upon the failure to attain the Performance Goals applicable to any Performance Awards granted hereunder that the Committee intends to comply with the requirements of Section 162(m) of the Code.

        6.8    Dividend Equivalent Rights.    The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

        6.9    Other Awards.    The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.

        6.10    Performance Goals.    Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: comparable store sales; cash flow; cost; revenues; revenue ratios (per employee or per customer); sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; cash return on capitalization; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); earnings per share growth; operating income; net income; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; return on capital compared to cost of capital; return on invested capital; cash flow from operations; net cash flow before financing activities; cost reductions; cost ratios (per employee or per customer); free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company's Common Stock; return on assets, equity or stockholders' equity; market share; inventory levels, inventory turn or shrinkage; inventory charge; total return to stockholders; project completion time and budget goals; customer growth; total market value; dividend payout; or dividend growth ("Performance Criteria"). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company's annual report. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

        6.11    Tandem Awards.    The Committee may grant two or more Incentives in one Award in the form of a "tandem Award," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.

        6.12    No Repricing of Stock Options or SARs.    The Committee may not "reprice" any Stock Option or SAR. For purposes of this Section 6.12, "reprice" means any of the following or any other action that has the same effect: (i) amending a Stock Option or SAR to reduce its exercise price or base price, (ii) canceling a Stock Option or SAR at a time when its exercise price or base price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.

        6.13    Recoupment for Restatements.    Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, if any, approved by the Board from time to time.

ARTICLE 7
AWARD PERIOD; VESTING

        7.1    Award Period.    Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

        7.2    Vesting.    Subject to the terms of this Plan, including Section 16.4, the Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events. Subject to Section 16.4, if the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested. Notwithstanding the foregoing, in connection with a Change in Control, the Committee may not accelerate the date on which all or any portion of any Award may be vested or waive the Restriction Period with respect to any Award, except to provide that an Award may be partially or fully vested upon the Participant's Termination of Service by the Company without Cause or by the Participant for Good Reason on or within two (2) years after a Change in Control.

ARTICLE 8
EXERCISE OR CONVERSION OF INCENTIVE

        8.1    In General.    A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.

        8.2    Securities Law and Exchange Restrictions.    In no event may an Incentive be exercised or shares of Common Stock issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

        8.3    Exercise of Stock Option.

          (a)    In General.    If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

          (b)    Notice and Payment.    Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

          Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant's name (or the person exercising the Participant's Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant's Stock Option in the event of his or her death) as soon as administratively practicable following the Company's receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

          (c)    Failure to Pay.    Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant's Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

        8.4    SARs.    Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

          (a)   cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

          (b)   that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

          (c)   the Company may settle such obligation in part with shares of Common Stock and in part with cash.

        The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

        8.5    Disqualifying Disposition of Incentive Stock Option.    If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 9
AMENDMENT OR DISCONTINUANCE

        Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of

Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10
TERM

        The Plan shall be effective from the date that this Plan is adopted by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on September 16, 2024, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11
CAPITAL ADJUSTMENTS

        In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

        Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12
RECAPITALIZATION, MERGER AND CONSOLIDATION

        12.1    No Effect on Company's Authority.    The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        12.2    Conversion of Incentives Where Company Survives.    Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

        12.3    Exchange or Cancellation of Incentives Where Company Does Not Survive.    Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

        12.4    Cancellation of Incentives.    Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder, whether vested or not vested, may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company in the event the acquiror or the surviving or resulting corporation does not agree to assume the Incentives, by either:

          (a)   giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, to the extent such Incentives are vested and exercisable; or

          (b)   in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the "Spread"), multiplied by the number of shares subject to the Incentive, provided that unvested portions of the Incentive shall be canceled for no consideration unless otherwise provided by the Committee. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

 ARTICLE 13
LIQUIDATION OR DISSOLUTION

        Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES

        Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 15
MISCELLANEOUS PROVISIONS

        15.1    Investment Intent.    The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

        15.2    No Right to Continued Employment.    Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

        15.3    Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

        15.4    Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

        15.5    Compliance With Other Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

        15.6    Foreign Participation.    To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

        15.7    Tax Requirements.    The Company or, if applicable, any Subsidiary (for purposes of this Section 15.7, the term "Company" shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant's income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

        15.8    Assignability.    Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.

        Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of an Award (other than an Incentive Stock Option) to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse, former spouse, or lineal descendants of the Participant or the Participant's spouse's siblings or their respective lineal descendants ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which the only partners are (1) such Family Members and/or (2) entities which are controlled by Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Award is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of a transferred Award shall be prohibited except those by will or the laws of descent and distribution.

        Following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term "Participant" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which, with respect to any Award that is a Nonqualified Stock Option and SAR, the Award shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Award that has been transferred by a Participant under this Section 15.8.

        15.9    Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

        15.10    Legend.    Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

          On the face of the certificate:

      "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

          On the reverse:

      "The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Tuesday Morning Corporation 2014 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

        The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

      "Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

        15.11    Governing Law.    The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

ARTICLE 16
ACCELERATION OF AWARD VESTING

        16.1    Application.    The provisions of this Article 16 shall apply notwithstanding any provisions of this Plan to the contrary.

        16.2    Definitions.

          (a)   "Exempt Shares" means shares of Common Stock designated as "Exempt Shares" pursuant to Section 16.3.

          (b)   "Full Value Award" means any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.4(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award. Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs.

          (c)   "Tenure Award" means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock that vests over time based upon the Participant's continued employment with or service to the Company or its Subsidiaries.

        16.3    Number of Shares Available for Awards.    No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards under Section 5.1 may be shares designated as "Exempt Shares." Any shares of Common Stock underlying Stock Options or Full Value Awards granted with more favorable vesting than as set forth in Section 16.4 shall be referred to herein as "Exempt Shares."

        16.4    Full Value Award Vesting.    Except as otherwise provided herein, the Committee must grant or accelerate the vesting of Awards in accordance with the following provisions:

          (a)   All Awards granted by the Committee that constitute Stock Options must vest no earlier than one (1) year after the Date of Grant.

          (b)   All Full Value Awards granted by the Committee that constitute Performance Awards must vest no earlier than one (1) year after the Date of Grant.

          (c)   All Full Value Awards granted by the Committee that constitute Tenure Awards must vest no earlier than over the three (3) year period commencing on the Date of Grant on a pro rata basis.

        The Committee may not accelerate the date on which all or any portion of any Stock Option or Full Value Award may be vested or waive the Restriction Period on a Stock Option or Full Value Award, except upon (i) the Participant's death or Total and Permanent Disability;(ii) the Participant's Termination of Service due to Retirement; or (iii) in connection with a Change in Control as provided in Section 7.2. Notwithstanding the foregoing and except with respect to vesting in connection with a Change in Control, the Committee may, in its sole discretion, grant Stock Options or Full Value Awards with more favorable vesting provisions than set forth in this Section 16.4 or accelerate the date on which all or any portion of an Award may be vested or waive the Restriction Period for Full Value Awards at any time, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.

        A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

***************

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TUESDAY MORNING CORPORATION 6250 LBJ FREEWAY DALLAS, TX 75240 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Steven R. Becker 06 Jimmie L. Wade 02 Terry Burman 07 Richard S Willis 03 Frank M. Hamlin 04 William Montalto 05 Sherry M. Smith The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. Approval, on an advisory basis, of the Company's executive compensation. 3. Approval of amendments to the Company's 2014 Long-Term Incentive Plan, including an increase in the number of authorized shares under the plan. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017. 4. NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000300552_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TUESDAY MORNING CORPORATION Annual Meeting of Stockholders November 16, 2016 8:30 AM (Central time) The undersigned hereby appoints Stacie Shirley, Bridgett Zeterberg and Kelly Munsch, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Tuesday Morning Corporation to be held on November 16, 2016 or any adjournment or postponement thereof, on all matters coming before said meeting. The availability of the proxy statement dated October 5, 2016 is acknowledged. You are encouraged to specify your vote by marking the appropriate boxes ON THE REVERSE SIDE, and this proxy will be voted as specified. If no choice is specified, this proxy will be voted in accordance with the Board of Directors' recommendations, which are FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the proxy holder(s) named in this proxy will vote the shares in their discretion. The proxy holder(s) cannot vote your shares unless you sign and return this card, grant your proxy through the Internet or grant your proxy by telephone in accordance with the instructions on the reverse side. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000300552_2 R1.0.1.25

QuickLinks

PROXY STATEMENT SUMMARY
ABOUT THE MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3 APPROVAL OF AMENDMENTS TO THE COMPANY'S 2014 LONG-TERM INCENTIVE PLAN
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016 TABLE
OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDERS' PROPOSALS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF PROXIES
OTHER MATTERS
  APPENDIX A
COMPOSITE COPY OF TUESDAY MORNING CORPORATION 2014 LONG-TERM INCENTIVE PLAN AS PROPOSED TO BE AMENDED
ARTICLE 1 PURPOSE
ARTICLE 2 DEFINITIONS
ARTICLE 3 ADMINISTRATION
ARTICLE 4 ELIGIBILITY
ARTICLE 5 SHARES SUBJECT TO PLAN
ARTICLE 6 GRANT OF AWARDS
ARTICLE 7 AWARD PERIOD; VESTING
ARTICLE 8 EXERCISE OR CONVERSION OF INCENTIVE
ARTICLE 9 AMENDMENT OR DISCONTINUANCE
ARTICLE 10 TERM
ARTICLE 11 CAPITAL ADJUSTMENTS
ARTICLE 12 RECAPITALIZATION, MERGER AND CONSOLIDATION
ARTICLE 13 LIQUIDATION OR DISSOLUTION
ARTICLE 14 INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER ENTITIES
ARTICLE 15 MISCELLANEOUS PROVISIONS
ARTICLE 16 ACCELERATION OF AWARD VESTING